EXHIBIT 2.1
[Translation]

EXECUTION COPY
[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement on Support for Reorganization Companies

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Micron Technology, Inc. (the “Sponsor”) and Nobuaki Kobayashi and Yukio Sakamoto as the trustees of the Reorganization Company and the Akita Reorganization Company (collectively, the “Initial Trustees”) enter into this agreement as follows in relation to

・
payments of funds for reorganization claims, etc., and common benefit claims to Both Reorganization Companies by the Sponsor’s share subscription and other financial support, etc., of the Reorganization Company and the Akita Reorganization Company in Both Companies’ Reorganization Proceedings and

・	other various kinds of support, etc., to be provided to the Reorganization Company and the Akita Reorganization Company

in accordance with the purpose provided for in Article 1 (this agreement as executed, this “Agreement”).

Chapter 1                                General Provisions

Article 1	Purpose of this Agreement

The purpose of this Agreement is to set forth the terms and conditions pursuant to which:

(1)
financial support will be provided by the Sponsor and used for the payment of Both Companies’ Reorganization Claims and the Both Companies’ Specified Common Benefit Claims in Both Companies’ Reorganization Proceedings,

(2)
the Sponsor will acquire direct ownership of 100% of the outstanding equity of the Reorganization Company and indirect ownership of 100% of the outstanding equity of the Akita Reorganization Company, in consideration for the Equity Investment Amount to be used in whole or in part to support payment of Both Companies’ Reorganization Claims and the Both Companies’ Specified Common Benefit Claim

(3)	the Trustees will prepare and support Both Companies’ Reorganization Plan Proposals and implement Both Companies’ Reorganization Plans in accordance with this Agreement, and

(4)	the reorganization of the businesses of Both Reorganization Companies through the support, etc., to be provided to Both Reorganization Companies will occur.

Article 2	Definitions

In this Agreement, the following terms have the following meanings.

Defined Term	Definition
Sponsor	has the meaning defined at the start of this Agreement.
Initial Trustees	has the meaning defined at the start of this Agreement.
Trustees
The Initial Trustees, for so long as they are serving as trustees of Both Reorganization Companies, and any other person appointed by Both Companies’ Courts as a trustee of Both Reorganization Companies after the Execution Date, but

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

excluding the Business Trustee.
	Agreement	has the meaning defined at the start of this Agreement.
	Rexchip	Rexchip Electronics Corporation
Definitions relating to the Reorganization Company
1	Reorganization Company	Elpida Memory, Inc.
2	Reorganization Case	Corporate reorganization case involving the Reorganization Company (Tokyo District Court 2012 (Mi) No. 1)
3	Reorganization Proceedings	Reorganization proceedings for the Reorganization Case
4	Court	The court corresponding to the court provided for in Article 2, Paragraph 5, of the Corporate Reorganization Act in the Reorganization Case
5	Examiner	Examiner appointed by the Court in the Reorganization Case
6	Reorganization Claims
Reorganization claims corresponding to the reorganization claims, etc., provided for in the main text of Article 2, Paragraph 12, of the Corporate Reorganization Act in the Reorganization Case (limited to those for which a filing of reorganization claims, etc., permitted by Law has been made)

7	Specified Common Benefit Claims	Those common benefit claims in the Reorganization Case that are set out in Section 1 of the Attachment 1
8	Reorganization Plan Proposal	The reorganization plan proposal to be submitted to the Court by the Trustees in the Reorganization Case
9	Reorganization Plan	The reorganization plan in respect of the Reorganization Plan Proposal that has been resolved in accordance with the Corporate Reorganization Act and that has been approved by the Court
10	Capital Reduction and Increase	has the meaning defined in Article 14.2
11	Trustees’ Account	has the meaning defined in Article 4.1
Definitions relating to the Akita Reorganization Company
1	Akita Reorganization Company	Akita Elpida Memory, Inc.
2	Akita Reorganization Case	Corporate reorganization case involving the Akita Reorganization Company (Tokyo District Court 2012 (Mi) No. 2)
3	Akita Reorganization	Reorganization proceedings for the Akita Reorganization Case

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Proceedings
4	Akita Court	The court corresponding to the court provided for in Article 2, Paragraph 5, of the Corporate Reorganization Act in the Akita Reorganization Case
5	Akita Examiner	Examiner appointed by the Akita Court in the Akita Reorganization Case
6	Akita Reorganization Claims
Reorganization claims corresponding to the reorganization claims, etc., provided for in the main text of Article 2, Paragraph 12, of the Corporate Reorganization Act in the Akita Reorganization Case (limited to those for which a filing of reorganization claims, etc., permitted by Law has been made)

7	Akita Specified Common Benefit Claims	Those common benefit claims in the Akita Reorganization Case that are set out in Section 2 of the Attachment 1
8	Akita Reorganization Plan Proposal	The reorganization plan proposal to be submitted to the Akita Court by the Trustees in the Akita Reorganization Case
9	Akita Reorganization Plan	The reorganization plan in respect of the Akita Reorganization Plan Proposal that has been resolved in accordance with the Corporate Reorganization Act that has been approved by the Akita Court
10	Akita Trustees’ Account	has the meaning defined in Article 4.1
Definitions relating to Both Reorganization Companies (each following definition shall mean when used either both items or each item as context requires)
1	Both Reorganization Companies	The Reorganization Company and the Akita Reorganization Company
2	Both Companies’ Reorganization Cases	The Reorganization Case and the Akita Reorganization Case
3	Both Companies’ Reorganization Proceedings	The Reorganization Proceedings and the Akita Reorganization Proceedings
4	Both Companies’ Courts	The Court and the Akita Court
5	Both Companies’ Examiners	The Examiner and the Akita Examiner
6	Both Companies’ Reorganization Claims	The Reorganization Claims and the Akita Reorganization Claims

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7	Both Companies’ Specified Common Benefit Claims	The Specified Common Benefit Claims and the Akita Specified Common Benefit Claims
8	Both Companies’ Reorganization Plan Proposals	The Reorganization Plan Proposal and the Akita Reorganization Plan Proposal
9	Both Companies’ Reorganization Plans	The Reorganization Plan and the Akita Reorganization Plan
10	Both Companies’ Trustees’ Accounts	The Trustees’ Account and the Akita Trustees’ Account
11	Business Trustee	has the meaning defined in Article 17.1
Other definitions
1	Financial Support	has the meaning defined in Article 3.1
2	CapEx Facility Term Sheet	has the meaning defined in Article 6.2
3	Cash Contribution Amount	has the meaning defined in Article 14.2
4	Changed Party	has the meaning defined in Article 30
5	Non-Changed Party	has the meaning defined in Article 30
6	Closing Date	has the meaning defined in Article 3.3
7	Closing Payment	has the meaning defined in Article 3.1(1)(i)
8	Closing Payment Amount	has the meaning defined in Article 3.1(1)(i)
9	Closing Payment Date	has the meaning defined in Article 3.1(1)(i)
10	Closing	has the meaning defined in Article 14.2
11	Deposit	has the meaning defined in Article 5.1
12	DIP Credit Line	The loans extended or available under the DIP Credit Line Agreement
13	DIP Credit Line Agreement	The loan documentation entered into in accordance with the DIP Term Sheet
14	DIP Term Sheet	The “Term Sheet – Debtor-In-Possession Financing” attached hereto as Attachment 6.1
15	Equity Investment Amount	has the meaning defined in Article 14.1(1)
16	Escrow Agreement	has the meaning defined in Article 3.3(1)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17	Escrow Agent	has the meaning defined in Article 3.3(1)
18	Execution Date	The date on which this Agreement is executed and delivered by Sponsor and the Trustees.
19	Existing DIP Financing	has the meaning defined in Article 6.1
20	Extended Outside Date	has the meaning defined in Article 25.1(2).
21	[*] Claims	[*]
22	Adjustment Amount
The amount equal to the sum of (x) the amount of Prepaid Claims in excess of 30 oku Yen, (y) the amount paid or payable in respect of [*] Claims, together with any other amounts with respect to [*] Claims as agreed between the Trustees and the Sponsor and (z) an amount equal to the Net Available Cash Shortfall determined in accordance with Attachment 20.2 hereto.

23	Indemnity Claim Settlement Date	has the meaning defined in Article 23.4
24	Installment Payments	has the meaning defined in Article 3.1(1)(ii)
25	Interim Business Plan
The consolidated Reorganization Company business plan covering the period from 1 July 2012 through the earlier of the date the Closing occurs and 31 December 2013, including the assumptions with respect to the operation of the business either expressly set forth therein or implied thereby, all as set forth in the interim business plan delivered to Sponsor by the Trustees concurrently herewith under cover of a letter executed by the Sponsor and the Trustees identifying it as such

26	Alternative Proposal	has the meaning defined in Article 10.13
27	Installment Payment Date	The dates on which the Installment Payments are due pursuant to Article 13
28	Interim Period	The period commencing on the Execution Date and continuing through the earlier to occur of (i) the date the Closing occurs and (ii) the date this Agreement is terminated in accordance with its terms
29	Optimal CapEx	has the meaning defined in Article 12.2
30	Outside Date	has the meaning defined in Article 25.1(2)
31	Performance of this Agreement	The execution of this Agreement and the performance of the obligations under this Agreement
32	Powerchip	Powerchip Technology Corporation, a corporation organized under the Laws of the ROC

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

33	Powerchip Purchase Agreement	The Share Purchase Agreement dated as of July 2, 2012 between the Sponsor, Powerchip and the other parties thereto
34	Powerchip Existing Licenses	The “Existing Licenses” as defined in the Powerchip Purchase Agreement
35	Powerchip New Licenses	The “New Licenses” as defined in the Powerchip Purchase Agreement
36	Powerchip Standstill Agreement	The “Standstill Agreement” as defined in the Powerchip Purchase Agreement
37	Prepaid Claims
Both Companies’ Specified Common Benefit Claims and reorganization claims, etc. held against Both Reorganization Companies that have been prepaid on or after the date of the filing for commencement of Both Companies’ Reorganization Proceedings and prior to the Closing Date (such “prepayments” shall include any offset and any other act that would have substantially similar effect of repayment, and such “reorganization claims, etc.” shall exclude any amounts paid or payable with respect to [*] Claims); provided, that the prepayments (including any offsets) made by Both Reorganization Companies identified on Attachment 3 to this Sponsor Agreement shall not be Prepaid Claims.

38	Reduced Commitment	has the meaning defined in Article 12.2
39	Regulatory Approvals	has the meaning defined in Article 19.2
40	Related Company
Related Company as that term is defined in Article 2, Paragraph 3, Item 22, of the Ordinance on Accounting of Companies, and, with respect to Article 2 (definitions of “Both Reorganization Companies’ Material Adverse Change” and “Rexchip Material Adverse Change”), 10.11, 10.12, 10.16, 20.2(6) and 26.5 only, TeraPower and TeraProbe (regardless of whether such entities otherwise fall within such definition)

41	Required Financial Statements	has the meaning defined in Article 10.14
42	8-K Financial Statements	has the meaning defined in Article 10.14
43	Sponsor Financing	has the meaning defined in Article 10.16
	Sponsor CapEx Financing	has the meaning defined in Article 6.2
44	Third Party DIP Financing	Debtor-in-possession financing provided by a third party to Both Reorganization Companies prior to Closing

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

45	Third Party CapEx Financing	has the meaning defined in Article 6.2
46	Confidentiality Agreement	has the meaning defined in Article 26.1
47	Confidential Information	has the meaning defined in the Confidentiality Agreement
48	Business Day
A day that is not any of the following days: (i) Sunday, (ii) Saturday, (iii) a holiday provided for in the National Holidays Act or any day on which banks operating in the states of Idaho or New York, USA are authorized or required to be closed (iv) January 2, (v) January 3, or (vi) December 29, 30, or 31; it being agreed that if any action is required to be taken pursuant to this Agreement on a day that is not a Business Day, it shall be taken on the next succeeding Business Day

49	Law	Applicable laws, ordinance, orders, regulations, and other similar rules of Japan or a country other than Japan
50	Net Available Cash	has the meaning defined in Attachment 20.2
51	Sponsor Designee	has the meaning defined in Article 12.3
52	Specified Contract	The contract identified in the letter executed concurrently with the Sponsor Agreement by the Sponsor and the Initial Trustees identifying the Interim Business Plan, as in effect on the date hereof
53	Both Reorganization Companies Material Adverse Change
Any state of facts, change, event, violation, inaccuracy, effect, condition, circumstance, occurrence or development (any such item, a “Change”) that, individually or taken together with all other Changes that have occurred on or after the Execution Date and on or prior to the date of determination of the occurrence of the Both Reorganization Companies Material Adverse Change, is or would reasonably be expected to (i) be materially adverse to the business (including relationships with material customers, suppliers, lenders, joint venture and other strategic partners), operations, properties, financial condition, results of operations, assets or liabilities of the Both Reorganization Companies and its Related Companies, taken as a whole, or (ii) be materially adverse to the ability of the Sponsor to operate the business of the Both Reorganization Companies and its Related Companies immediately following the Closing in substantially the same manner as such business is conducted by the Both Reorganization Companies and its Related Companies as of the Execution Date; provided, however, that no Change shall be deemed (individually or in the aggregate) to constitute, nor shall be taken into account in determining whether there has

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

been or may be, a Both Reorganization Companies Material Adverse Change, to the extent that such Change arises out of (x) a general deterioration in the economy or in the economic conditions prevalent in the industry in which Both Reorganization Companies and the Related Companies operate, but only to the extent Both Reorganization Companies and the Related Companies are not disproportionately affected thereby or (y) a strengthening of the Japanese Yen relative to other major currencies.
54	Rexchip Material Adverse Change
With respect to Rexchip, (A) any Change that, individually or taken together with all other Changes that have occurred on or after the Execution Date and on or prior to the date of determination of the occurrence of the Rexchip Material Adverse Change, is or would reasonably be expected to be materially adverse to the business (including relationships with material customers, suppliers, lenders, joint venture and other strategic partners), operations, properties, financial condition, results of operations, assets or liabilities of Rexchip; provided, however, that no Change shall be deemed (individually or in the aggregate) to constitute, nor shall be taken into account in determining whether there has been or may be, a Rexchip Material Adverse Change, to the extent that such Change (x) arises out of a general deterioration in the economy or in the economic conditions prevalent in the industry in which Rexchip operates, but only to the extent Rexchip not disproportionately affected thereby, (y) is in accordance with the Powerchip Purchase Agreement or the Powerchip Standstill Agreement or (z) arises out of a strengthening of the Taiwan dollar relative to other major currencies; or (B) an Insolvency Event by or involving Rexchip.  “Insolvency Event” means, with respect to Rexchip, if Rexchip (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, administrator, custodian, trustee, liquidator or the like of itself or all or a substantial portion of its assets; (ii) makes a general assignment for the benefit of, or a composition with, creditors; (iii) is adjudicated for bankruptcy or insolvency, or declared bankrupt or insolvent; (iv) files a petition seeking to take advantage of any other Laws relating to bankruptcy, suspension of payments, insolvency, reorganization, rehabilitation, dissolution, liquidation, winding up, composition or adjustment of debts; (v) has a petition filed against it in an involuntary case under any such Laws; (vi) acquiesces in, or fails to controvert in a timely manner, any petition filed against it in an involuntary case under any such Laws; or (vii) takes any action for the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

purpose of effecting any of the foregoing; provided, that neither (X) negotiations with creditors for extension of terms of outstanding loans, amendments to the terms and conditions of outstanding loans, or for refinancing of outstanding loans; nor (Y) applications or requests by Rexchip for government or third party assistance in connection with the matters described in clause (X) above shall be, in and of themselves, an “Insolvency Event” for purposes of the definition of “Rexchip Material Adverse Change”
55	JBIC	has the meaning defined in Article 10.18(4)
56	[*]	has the meaning defined in Article 10.19

Article 3	Outline of this Agreement

1	The support contemplated to be provided by the Sponsor to Both Reorganization Companies under this Agreement is as set out in Items (1) through (3).

(1)
Support by the Sponsor of the payments by the Both Reorganization Companies of Both Companies’ Specified Common Benefit Claims and Both Companies’ Reorganization Claims in an aggregate amount of 2,000 oku yen, less the Adjustment Amount, in accordance with the following details (the aggregate amount of such support, the “Financial Support”):

(i)
payment, on a date reasonably determined by the Trustees (no later than three (3) months following the Closing Date) (the “Closing Payment Date”), in respect of Both Companies’ Specified Common Benefit Claims and Both Companies’ Reorganization Claims in an amount aggregating to (A) 600 oku yen minus (B) the Adjustment Amount (the amount after that reduction, the “Closing Payment Amount”) (that payment, the “Closing Payment”); provided, that the payment of Both Companies’ Specified Common Benefit Claims may be made over time following the Closing Date as and when required,

(ii)
installment payments by Both Reorganization Companies in respect of Both Companies’ Reorganization Claims and Both Companies’ Specified Common Benefit Claims (limited to the claims described in Attachment 1, Specified Common Benefit Claims Items 1 and 2, and Akita Specified Common Benefit Claims Items 1 and 2) in the total amount of 1,400 oku yen in accordance with Article 16.2 (the “Installment Payments”).

(2)	Support for financing necessary for operations of the Reorganization Company in accordance with Article 6.

(3)	Other support (those provided for in Article 7 and other provisions of this Agreement).

2
Payments of Both Companies’ Specified Common Benefit Claims and Both Companies’ Reorganization Claims are made only through the Closing Payment and the Installment Payments, except for any prepayments before the Closing, and are made only by Both

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Reorganization Companies; and the Trustees apply (x) the amount remaining after deducting the amount equal to Both Companies’ Specified Common Benefit Claims (that are not Prepaid Claims) from the Financial Support to (y) payment of Both Companies’ Reorganization Claims in accordance with Both Companies’ Reorganization Plans; and any amount of Both Companies’ Reorganization Claims remaining after any such prepayments and after deducting the amount of the Closing Payment (in respect of Both Companies’ Reorganization Claims) and Installment Payments (in respect of Both Companies’ Reorganization Claims) is discharged under Both Companies’ Reorganization Plans: (1) to the greatest extent possible upon the issuance of the orders of approval of Both Companies’ Reorganization Plans and (2) to the greatest extent possible from time to time thereafter, as promptly as practicable following the fixing and determination of any Both Companies’ Reorganization Claims that were not fixed and determined as of the issuance of such order of approval.  The Trustees agree with the Sponsor that the cumulative effect of discharges of claims pursuant to Both Companies’ Reorganization Plans will ensure that the aggregate liability for all Both Companies’ Reorganization Claims and Both Companies’ Specified Common Benefit Claims will not exceed the Financial Support.

3	The outline in chronological order of the main events scheduled to be carried out in accordance with this Agreement is as set out in Items (1) through (9) below.

(1)
The Sponsor deposits the money equal to the Deposit (3% of the Equity Investment Amount) with an escrow agent (the “Escrow Agent”) pursuant to an escrow agreement (the “Escrow Agreement”) in each case separately agreed to between the Sponsor and the Trustees before the passing of five (5) Business Days counting from the later of (x) the Execution Date or (y) the date the approval of Both Companies’ Courts are obtained pursuant to Article 35.

(2)	(A)
Payments of common benefit claims in Both Companies’ Reorganization Proceedings due during the period from the execution date of this Agreement to before the Closing are made using the property of Both Reorganization Companies (cash and cash deposits are not excluded) and funds from a third party under any Third Party DIP Financing.

(B)	With respect to decisions of Both Reorganization Companies during the Interim Period, in accordance with Articles 10 and 12 hereof,

(a)	the Trustees make the decisions relating to the operation of business and

(b)
the Trustees make the decisions with respect to acts that need to be carried out in relation to Both Companies’ Reorganization Proceedings (including the examination of claims, valuation of property, preparation and submission of reorganization plan proposals, and any other matters whatsoever relating to carrying out reorganization proceedings in Both Companies’ Reorganization Proceedings).

(3)	The Trustees prepare Both Companies’ Reorganization Plan Proposals and obtain their resolutions and, after they have been resolved, an order of approval of a reorganization plan.

(4)	The Trustees stipulate the Closing Date in accordance with Both Companies’

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Reorganization Plans after obtaining approvals from Both Companies’ Courts. The Closing Date is the day on which Companies’ Capital Reduction and Increase is to be effected and is either (A) the first Business Day that is at least 10 days after the day on which all of the conditions precedent provided for in Articles 20.1 and 20.2 are satisfied or all conditions that have not been satisfied (if any) are waived (other than those conditions that by their nature are or must be satisfied at Closing) and that is a fiscal month end of the Sponsor or (B) any other day agreed to between the Sponsor and the Trustees (that day, the “Closing Date”).

(5)	[Intentionally left blank]

(6)	(i)
On the Closing Date, the Sponsor pays the total paid in amount equal to the Equity Investment Amount (600 oku yen) in accordance with the Capital Reduction and Increase and becomes the sole shareholder of the Reorganization Company, all in accordance with Article 14; and (ii) as promptly as practicable, but in no event later than three (3) Business Days following the Closing Date, the Trustees cause the Reorganization Company to provide the Akita Reorganization Company, by way of a subscription for shares or a loan, the funds necessary for the Closing Payment for the Akita Reorganization Claims and the Akita Specified Common Benefit Claims, all in accordance with Article 14-2.

(7)
The Trustees shall repay the amount equal to the Closing Payment Amount from the Both Companies’ Trustees’ Account to (A) satisfy Both Companies’ Specified Common Benefit Claims over time on and after the Closing Date and (B) satisfy Both Companies’ Reorganization Claims on the Closing Payment Date, in each case in accordance with Both Companies’ Reorganization Plans.

(8)	After the Closing Payment Date,

(A)
the repayment of Both Companies’ Reorganization Claims under Both Companies’ Reorganization Plans (excluding any portions discharged under Both Companies’ Reorganization Plans or paid as contemplated by clause (7) above) are made only within an amount of the Installment Payments, and

(B)	the Business Trustee is appointed, and with respect to decisions of Both Reorganization Companies, in accordance with Article 17,

(a)	the Business Trustee makes the decisions relating to the operation of business and

(b)	the Trustees make the decisions with respect to acts that need to be carried out in relation to Both Companies’ Reorganization Proceedings.

(9)	The Trustees files a petition for a completion of Both Companies’ Reorganization Proceedings as promptly as possible, and Both Companies’ Reorganization Proceedings complete.

4	The provisions of Paragraph 1 through to the preceding paragraph merely set out an outline of this Agreement; the specific provisions from and including Article 4 take precedence over this outline.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 4    The Trustees’ Account

1
The Trustees shall designate a deposit account for managing the payment of Both Companies’ Specified Common Benefit Claims and Both Companies’ Reorganization Claims (in this Agreement, the deposit account designated for the Reorganization Company, the “Trustees’ Account,” and the deposit account designated for the Akita Reorganization Company, the “Akita Trustees’ Account”).

2
The Trustees have the power to do all acts whatsoever, including managing and making deposits into and withdrawals from Both Companies’ Trustees’ Accounts, in accordance with this Agreement and the Both Companies’ Reorganization Plans.

3
On the Closing Payment Date, any balance in Both Companies’ Trustees’ Accounts of the total amount of the Cash Contribution Amount and Deposit after deducting the amount equal to the Closing Payment shall be promptly transferred to the accounts managed by Both Companies.

4
Unless the Trustee notifies the Sponsor in writing at least 30 days prior to an Installment Payment Date that the Installment Payment scheduled to be made on such Installment Date should be paid directly by Both Reorganization Companies (in which case the Trustee shall furnish the Business Trustee all necessary information required to process such payments concurrently with the delivery of such notice), then, no later than two (2) Business Days prior to each Installment Payment Date (which period shall be up to five (5) Business Days if requested by prior written notice from the Trustees to address administrative payment processing considerations), the Business Trustee shall cause Both Reorganization Companies to deposit an amount, in immediately available funds, equal to the installment payment due on such Installment Payment Date into Both Companies’ Trustees’ Accounts in accordance with the terms of Article 16.2 and Both Companies’ Reorganization Plans.

Article 5	The Deposit

1
The Sponsor shall, before the passing of five (5) Business Days counting from the later of (x) the Execution Date or (y) the date the approval of Both Companies’ Courts are obtained pursuant to Article 35, deposit 18 oku yen (3% of the Equity Investment Amount) in cash with the Escrow Agent in accordance with the Escrow Agreement (the money to be so deposited, in this Agreement, the “Deposit”).

2	If

(1)	a representation or warranty made by the Sponsor under Article 18.1 is untrue or inaccurate in a material respect or

(2)	the Sponsor materially breaches an obligation under this Agreement and the Sponsor, in either case notwithstanding being requested to cure, is not able to cure even after the passing of a reasonable period necessary for curing, and this Agreement is cancelled by the Trustees under Article 25.1(1), then the Deposit may be forfeited as a penalty.  In such case, the Trustees shall be entitled to an immediate return of the money deposited with the Escrow Agent directly from the Escrow Agent in accordance with the terms of the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Escrow Agreement.

3	If

(1)	a representation or warranty made by the Trustees under Article 18.2 is untrue or inaccurate in a material respect or

(2)	the Trustees materially breach an obligation under this Agreement and the Trustees, in either case notwithstanding being requested to cure, are not able to cure even after the passing of a reasonable period necessary for curing, and this Agreement is cancelled by the Sponsor under Article 25.1(1) or Article 25.2(1), then the Trustees shall cause the Reorganization Company to immediately pay the Sponsor as a penalty an amount equal to 18 oku yen. In such case, the Sponsor shall also be entitled to an immediate return of the money deposited with the Escrow Agent directly from the Escrow Agent in accordance with the terms of the Escrow Agreement.

4
Upon any termination of this Agreement (except cancellation of this Agreement by the Trustees pursuant to Article 25.1(1)) the Deposit shall be immediately returned to the Sponsor directly from the Escrow Agent in accordance with the terms of the Escrow Agreement.

5
Upon the Closing Date, the Deposit shall be released by the Escrow Agent to the Trustees’ Account as partial payment by the Sponsor to the Reorganization Company of the Equity Investment Amount as contemplated by Article 14.2.

6	Interest does not accrue on the Deposit.

Chapter 2                               The Sponsor’s Support, etc., for Both Reorganization Companies

(Excluding Support to be Provided at and after the Closing Provided for in Chapter 5)

Article 6	Support for Financing Necessary for Operations after Execution of this Agreement

1
The Trustees shall cause the Reorganization Company to make efforts as much as possible to a reasonable extent to maintain and utilize fully its existing Third Party DIP Financing (the “Existing DIP Financing”) through its scheduled maturity date of [*] and to extend the availability of such Existing DIP Financing through the Closing Date or at such scheduled maturity to replace such financing facility with a similar facility with a maturity reasonably expected to extend at least through the Closing Date on terms and conditions reasonably acceptable to the Sponsor.  With respect to any such extended or replacement DIP financing facility, the Sponsor will reimburse the Reorganization Company for (i) any difference between (x) the amount of interest that would have accrued and been payable for the applicable period pursuant to the terms and conditions provided for in the DIP Term Sheet and (y) the actual interest accrued and payable for the applicable period (not commencing prior to [*]) pursuant to any such extended or replacement DIP financing facility; provided that the Sponsor shall not be required to reimburse the Reorganization Company for any

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such interest to the extent it accrues at a rate in excess of [*]% per annum, and (ii) the difference between any arrangement fees that would have been incurred and payable upon effectiveness of the DIP Credit Line Agreement and the actual fees incurred and payable upon the effectiveness of any such extended or replacement DIP financing facility.  At the Sponsor’s election, or in the event necessary to secure the extended or replacement DIP financing facility, any such extended or replacement DIP financing facility will be supported by a payment guarantee from the Sponsor or one of the Sponsor’s subsidiaries, provided such payment guarantee is on reasonable terms and conditions reasonably acceptable to the Sponsor, which will include (i) complete subrogation to the rights of the lender in the event the payment guarantee is called upon, (ii) a reimbursement agreement by the Reorganization Company in favor of the Sponsor or its applicable subsidiary with respect to amounts paid under the payment guarantee, (iii) a limited period of time following the termination of this Agreement to demand payment upon such payment guarantee after which time the payment guarantee shall terminate (excluding any subrogation rights), and (iv) other provisions as necessary or appropriate to put the Sponsor in the same position as nearly as practicable as it would have been had it extended the loans pursuant to the DIP Credit Line Agreement as contemplated on the terms and conditions set forth in the DIP Term Sheet (including, without limitation, (A) remedies if the guarantee is called upon, (B) early maturity upon termination of this Agreement or circumstances that give rise to the right of the Sponsor to terminate this Agreement, without the Closing having occurred, (C) payment of contingent interest and fees in the event of any such early maturity, (D) suspension of the availability of any new borrowings during certain challenges by creditors to the plans of reorganization, and (E) other additions or modifications to the Existing DIP Financing as summarized in the DIP Term Sheet as necessary or appropriate to put the Sponsor as nearly as practicable in the same position it would have been had it been a direct lender on the terms and conditions summarized in the DIP Term Sheet.  The governing law and language of the documentation for the extension or replacement facility (including any payment guarantee by the Sponsor or one of the Sponsor’s subsidiaries) will be Japanese, except to the extent a different law or language is required by the lender(s)).  The Sponsor shall make efforts as much as possible to a reasonable extent to assist the Reorganization Company in obtaining an extension or replacement of the Existing DIP Financing for the Interim Period and, if necessary, the continuation of a portion of such financing up to 50 oku Yen for a period of up to two months following the Closing Date.

2
Following the Execution Date, the Sponsor shall, or shall cause its designated subsidiary or subsidiaries to, provide financial support in a total amount of up to 640 oku yen for the purpose of funding capital expenditures by the Reorganization Company and to support capital expenditures by Rexchip on the terms and conditions set forth in the Term Sheet – Capital Expenditure Facility attached hereto as Attachment 6.2 (the “CapEx Facility Term Sheet”), subject to preparation of, and agreement on, an appropriate agreement or agreements providing for one or more financial support arrangements as contemplated by such term sheet ( the “Sponsor CapEx Financing”).

Notwithstanding the foregoing, in lieu of and prior to requesting any such Sponsor CapEx Financing, the Trustees shall cause the Reorganization Company to make efforts as much as possible to a reasonable extent to obtain third party financing arrangements, including

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

secured or unsecured loans, capital leases, operating leases, sale-leaseback transactions, vendor financings or any combination thereof, on terms and conditions similar to those set forth in or contemplated by the CapEx Facility Term Sheet, as such terms and conditions may be reasonably modified to reflect terms customary for financings of that type and to obtain financing under then-prevailing applicable financing market conditions, or on terms and conditions otherwise reasonably acceptable to the Sponsor (any such financing arrangements, “Third Party CapEx Financings”).  At the Sponsor’s election, the proceeds of Third Party CapEx Financings shall be used to repay outstanding Sponsor CapEx Financing.  The Sponsor shall make efforts as much as possible to a reasonable extent to assist the Reorganization Company in obtaining Third Party CapEx Financings in lieu of the Sponsor CapEx Financing.

With respect to any such Third Party CapEx Financings, the Sponsor will reimburse the Reorganization Company for (i) any difference between (x) the amount of interest that would have accrued and been payable for the applicable period pursuant to the terms and conditions provided for in the CapEx Facility Term Sheet and (y) the actual interest (or its equivalent) accrued and payable for the applicable period pursuant to any such Third Party CapEx Financings, provided that the Sponsor shall not be required to reimburse the Reorganization Company for any such interest to the extent it accrues at a rate in excess of [*]% per annum, and (ii) the difference between any arrangement fees that would have been incurred and payable upon the effectiveness of the Sponsor CapEx Financings and the actual fees incurred and payable upon the effectiveness of any such Third Party CapEx Financing.  At the Sponsor’s election, or in the event such payment guarantee is necessary in order to secure such Third Party CapEx Financings, any such Third Party CapEx Financings will be supported by a payment guarantee from the Sponsor or one of the Sponsor’s subsidiaries, provided such payment guarantee is on reasonable terms and conditions reasonably acceptable to the Sponsor, which will include, among other things, (i) complete subrogation to the rights of the lender/lessor in the event the payment guarantee is called upon, (ii) a reimbursement agreement by the Reorganization Company and/or Rexchip in favor of the Sponsor or its subsidiaries with respect to amounts paid under the payment guarantee, (iii) the grant of a perfected first priority security interest in the Reorganization Company’s and its Related Companies’ shares of Rexchip and other unencumbered collateral owned by the Reorganization Company or its subsidiaries, to secure the reimbursement obligations under the reimbursement agreement, (iv) a limited period of time following the termination of this Agreement to demand payment upon such payment guarantee after which time the payment guarantee shall terminate (excluding any subrogation rights), and (v) other provisions as necessary or appropriate to put the Sponsor in the same position as nearly as practicable as it would have been had it provided Sponsor CapEx Financing as contemplated on the terms and conditions set forth in the CapEx Facility Term Sheet (including, without limitation, (A) remedies if the guarantee is called upon, (B) early maturity upon termination of this Agreement or circumstances that give right to the Sponsor to terminate this Agreement, without the Closing having occurred, (C) payment of contingent interest and fees in the event of any such early maturity, (D) suspension of the availability of any new borrowings (or the equivalent) during certain challenges by creditors to the plans of reorganization and (E) rights to repossess and dispose the related capital equipment and other collateral).  The

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

governing law and language of the documentation for the foregoing arrangements (including any payment guarantee by the Sponsor or one of the Sponsor’s subsidiaries) will be Japanese, except to the extent a different law or language is required by the lender(s), lessor(s) or other source(s) of financing (other than the Sponsor or any of its subsidiaries).

3
Notwithstanding any provision of this Agreement to the contrary, in no event will the Sponsor or any of its subsidiaries be required to enter into any financing arrangement or make any loans or extend credit or take any other actions pursuant to or as contemplated by this Article 6 that would constitute a violation of any Laws or that would require the Sponsor or any of its subsidiaries to submit to any registration or other regulatory requirements with respect to the carrying out of financing activities in Japan.

Article 7	Other Support from the Sponsor

1
Following the Closing and subject to receipt of any required approvals from the Trustees (such approvals not to be unreasonably withheld or delayed) and the applicable Both Companies’ Courts, the Sponsor will transition the Both Reorganization Companies’ businesses as promptly as practicable consistent with an orderly business transition and integration process to a cost plus model as described in Attachment 7-1 hereto with the goal of generating more stable operating cash flows to meet the requirements of Both Reorganization Companies’ businesses, including for payment of Installment Payment obligations under Both Companies’ Reorganization Plans.  The Sponsor and the Trustees acknowledge that the transition of each of the Both Reorganization Companies’ businesses to the cost plus model will involve the implementation of a number of reasonable acts, including those summarized on Attachment 7-2 hereto, which reasonable acts, including those summarized on Attachment 7-2 hereto, are hereby approved by the Trustees.  The Trustees shall make efforts as much as possible to a reasonable extent (i) to consult with Both Companies’ Courts and cause Both Companies’ Courts to fully understand the details of this Agreement, including acts summarized on Attachment 7-2 hereto, when obtaining the approvals contemplated by Article 35 hereof, and (ii) to obtain approvals from Both Companies’ Courts when actually implementing those acts.  The Sponsor and the Trustees further acknowledge that, following the Closing, in addition to the transition to the cost plus model, a number of actions are contemplated to optimize operation of Both Reorganization Companies’ businesses as part of the Sponsor’s global operations, certain of which actions are referenced in Article 17 hereto.

Subject to receipt of any required approvals from the Trustees (such approvals not to be unreasonably withheld or delayed) and the applicable Both Companies’ Courts, the Sponsor shall implement the transition of Both Reorganization Companies’ businesses to the cost plus model as promptly as practicable consistent with an orderly business transition and integration process and maintain the cost plus model as described above and make efforts as much as possible to a reasonable extent to maintain and develop the businesses of Both Reorganization Companies based on and consistent with such model.

2	The Sponsor shall pay sufficient attention to the fact that Both Reorganization Companies are under the supervision of Both Companies’ Courts and, after the execution of this Agreement, .

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall cooperate to a reasonable extent with the Trustees (which include Both Reorganization Companies) in relation to the operation of the businesses of Both Reorganization Companies and Both Companies’ Reorganization Proceedings in accordance with Articles 8, 9, 12, 16, and 17

3
The Sponsor shall not intentionally carry out any act whatsoever the purpose of which is to interfere with the carrying out of Both Companies’ Reorganization Proceedings by the Trustees (which include Both Reorganization Companies) provided Both Companies’ Reorganization Plan Proposals are consistent with the terms of this Agreement (which intentional act includes, without limitation, involvement in the reorganization plan proposals to be prepared in Both Companies’ Reorganization Proceedings and submitted to Both Companies’ Courts by a person other than the Trustees); and provided further that any action reasonably taken by the Sponsor in accordance with Article 7.1 shall be deemed not to interfere with the carrying out of Both Companies’ Reorganization Proceedings by the Trustees.

4
If there is a reasonable necessity, the Trustees may request the Sponsor to consider and submit future business plans of Both Reorganization Companies (those of reasonable details to the extent that they can be prepared at that time).

5
Prior to the Closing, and subject in all cases to Article 26, upon the reasonable request of the Trustees, the Sponsor shall make efforts as much as possible to a reasonable extent to cooperate with the Trustees in the Trustees’ preparing and presenting explanations to Both Companies’ Courts, Both Companies’ Examiners, holders of Both Companies’ Reorganization Claims, and other important interested parties with respect to this Agreement and Both Reorganization Companies’ Plan Proposals.

6
Following the Closing, the Sponsor shall consider making loans to, shortening payment periods to, making prepayments to, or otherwise investing in, the businesses of Both Reorganization Companies as the Sponsor may consider appropriate or necessary to support the cash requirements of the businesses of Both Reorganization Companies.

7
The Sponsor agrees that in the event that on a date that is sixty (60) days prior to an Installment Payment Date the balances of cash and cash equivalents of Both Reorganization Companies (together with any cash and cash equivalents of subsidiaries of Both Reorganization Companies that is available to Both Reorganization Companies to pay its debts) is less than the amount of the next Installment Payment, then payments by Both Reorganization Companies to Sponsor of principal with respect to any indebtedness for borrowed money of Both Reorganization Companies shall be suspended until the next Installment Payment has been paid in full, except to the extent that after making such principal payment the remaining amount of such balances of cash and cash equivalents would be sufficient to pay the full amount of such next Installment Payment.

8
This Article 7 will terminate with respect to the Reorganization Company upon a decision of completion of the Reorganization Proceedings by the Court and with respect to the Akita Reorganization Company upon a decision of completion of the Akita Reorganization Proceedings by the Akita Court.

Article 8	Employees

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1
Until the earlier to occur of (x) [*] and (y) [*], the Sponsor shall cause the Reorganization Company to continue to employ the employees (excluding employees whose contract terms are limited, except to the extent continuation of employment of such employees is required under the Law Concerning Stabilization of Employment of Older Persons or the Handicapped Persons Employment Promotion Law) of the Reorganization Company employed at the time of the execution of this Agreement on substantially similar employment terms and conditions as they were on before. However, this will not apply if

・	non-continuance is truly unavoidable from the perspective of continuing the business of the Reorganization Company,

・	an employee wishes to retire of his or her own volition, or

・
an employee’s employment is terminated, or an employee’s terms of employment are changed, for disciplinary reasons or in connection with an evaluation of the employee’s performance, in each case to the extent as permitted in accordance with Law or ordinance.

A transfer of an employee to another Japanese subsidiary of the Sponsor in accordance with Japanese labor Laws shall be deemed to be continuation of employment for purposes of this Article 8.1 and reassignment of working groups, changes in reporting lines and similar changes in connection with integration of the businesses into the Sponsor’s global operations shall not be a modification of the terms and conditions of employment of any employee for purposes of this Article 8.1.

2
Until the earlier to occur of (x) [*] and (y) [*], the Sponsor shall cause the Akita Reorganization Company to continue to employ the employees (excluding employees whose contract terms are limited, except to the extent continuation of employment of such employees is required under the Law Concerning Stabilization of Employment of Older Persons or the Handicapped Persons Employment Promotion Law) of the Akita Reorganization Company employed at the time of the execution of this Agreement on substantially similar employment terms and conditions as they were on before. However, this will not apply if

・	non-continuance is truly unavoidable from the perspective of continuing the business of the Akita Reorganization Company,

・	an employee wishes to retire of his or her own volition, or

・
an employee’s employment is terminated, or an employee’s terms of employment are changed, for disciplinary reasons or in connection with an evaluation of the employee’s performance, in each case to the extent as permitted in accordance with Law or ordinance.

A transfer of an employee to another Japanese subsidiary of the Sponsor in accordance with Japanese labor Laws shall be deemed to be continuation of employment for purposes of this Article 8.2 and reassignment of working groups, changes in reporting lines and similar changes in connection with integration of the businesses into the Sponsor’s global operations shall not be a modification of the terms and conditions of employment of any employee for purposes of this Article 8.2.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 9                      [*]

Chapter 3                                The Trustees’ Obligations

Article 10                      The Trustees’ Obligations before Closing

1	The Trustees shall carry out Both Companies’ Reorganization Proceedings in good faith and as contemplated by this Agreement.

2	During the Interim Period, the Trustees shall make efforts as much as possible to a reasonable extent so as to allow the businesses of Both Reorganization Companies to be maintained and developed.

3	[Intentionally left blank]

4
The Trustees shall, in consultation with the Sponsor (and shall respect the Sponsor’s intention as much as possible to a reasonable extent upon such consultation), prepare the reorganization plan proposals for Both Reorganization Companies on terms consistent with the provisions of this Agreement (including, without limitation, the term that, upon the Closing Payment and Installment Payments, all of the collateral created over the assets of Both Reorganization Companies will be cancelled and all of Both Companies’ Reorganization Claims whatsoever will extinguish (including those that have been discharged under Both Companies’ Reorganization Plan)) and the Trustees shall submit them to Both Companies’ Courts before the deadline for submitting the reorganization plan proposals stipulated by Both Companies’ Courts.

5
The Trustees shall make efforts as much as possible to a reasonable extent so that the amount of Both Companies’ Reorganization Claims that are secured reorganization claims is fixed by the deadline for submitting the reorganization plan proposals stipulated by Both Companies’ Courts.

6	In addition to the provisions of Articles 10.4 and 10.5, after the execution of this Agreement, the Trustees shall make efforts as much as possible to a reasonable extent so that:

(i)
Both Companies’ Courts approvals as contemplated by Article 35 in respect of the execution of this Agreement, to the extent not obtained prior to the Execution Date, are obtained promptly following the Execution Date,

(ii)	Both Companies’ Reorganization Plan Proposals are resolved as promptly as practicable,

(iii)	as promptly as possible after that resolution, an order of approval of reorganization plan is made final, and

(iv)	an order of completion of reorganization proceedings is obtained as promptly as possible in relation to Both Reorganization Companies.

7
In preparing and submitting Both Companies’ Reorganization Plan Proposals, the Trustees shall consult sincerely with the Sponsor on setting forth in Both Companies’ Reorganization Plan Proposals such measures as to enable Both Reorganization Companies to obtain an

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

order of completion of reorganization proceedings with respect to Both Companies’ Reorganization Cases as early as possible.

8	The Trustees shall

(i)
promptly deliver to the Sponsor copies of all material documents submitted to or received from Both Companies’ Courts, Both Companies’ Examiners, the creditors of Both Reorganization Companies, and other such interested parties in Both Companies’ Reorganization Proceedings; provided, however, that the portion of such documents which conflicts with the Sponsor’s interests are not required to be delivered to the Sponsor, and

(ii)
explain to the Sponsor in a timely manner at the Sponsor’s request the state of material consultations and material negotiations with any such person, and consult with the Sponsor as necessary; provided, however, that the portion of such consultations or negotiations which conflicts with the Sponsor’s interests are not required to be explained to the Sponsor.

9
If any dispute arises with a third party (including a creditor of Both Reorganization Companies) (such dispute including, without limitation, a petition for assessment of reorganization claims and a petition for determination of valuation of secured reorganization claims), the Trustees shall promptly give notice of substance of such dispute to the Sponsor and shall promptly (i) deliver to the Sponsor copies of all documents submitted to or received from such party from time to time, (ii) make explanation to the Sponsor in a timely manner, (iii) consult with the Sponsor on the response to such party, and (iv) make efforts as much as possible to a reasonable extent to take appropriate actions for the resolution of such dispute, respecting the Sponsor’s intention as much as possible to a reasonable extent, and, in any event, in a manner consistent with the terms and purposes of this Agreement.

10
The Trustees shall make efforts as much as possible to a reasonable extent to obtain by the Closing such consents as requested by the Sponsor from each counterparty to an agreement entered into by Both Reorganization Companies (but only with respect to the agreements reasonably requested by the Sponsor) to the effect that it will not claim any compensation, exercise any cancellation right or make any other claim or demand in connection with the transactions contemplated by this Agreement if the transactions contemplated by this Agreement would constitute a breach of either of Both Reorganization Companies under that agreement or give such party a right to terminate that agreement.

11
During the Interim Period, if the Trustees becomes aware of a fact that might materially affect the businesses of Both Reorganization Companies or their Related Companies or a fact that differs in material respect from information disclosed in the due diligence conducted by the Sponsor, the Trustees shall promptly notify the Sponsor to that effect and consult with the Sponsor as necessary.

12
The Trustees shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies to afford to the Sponsor and its representatives reasonable access to, and provide information with respect to, the personnel, properties (including for environmental testing), businesses, books and records of Both Reorganization Companies and the Related Companies as the Sponsor may reasonably request, including monthly and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

other periodic informational reports provided to Both Companies’ Courts, subject to applicable Law and, in any event, shall cause Both Reorganization Companies to provide monthly statements of income, cash flows and balance sheets for Both Reorganization Companies within twenty (20) Business Days of the end of each month.

13
Unless and until this Agreement is terminated in accordance with its terms, the Trustees shall not, and shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies not to, engage in any discussions or negotiations regarding or seek, support, approve or enter into any reorganization plan proposal or other transaction or arrangement that is inconsistent with the terms or purposes of this Agreement (any such plan, proposal, transaction or arrangement, an “Alternative Proposal”).

14
The Trustees shall make efforts as much as possible to a reasonable extent to cause the Reorganization Company to prepare and deliver to the Sponsor, as promptly as possible following the Sponsor’s request after the execution of this Agreement, such audited consolidated annual financial statements and unaudited consolidated interim period financial statements (the “Required Financial Statements”) of the Reorganization Company, prepared in accordance with generally accepted accounting principles in the United States and such other related documents (including auditor consents), and to cooperate with the Sponsor in connection with the preparation of pro forma financial statements, in each case, as the Sponsor shall reasonably request. Provided that on or prior to the (80th) Business Day following the Execution Date the Reorganization Company has provided Sponsor with the Required Financial Statements (including any necessary auditor consents) that comply with the requirements of Item 3.05 of Regulation S-X, Sponsor shall reimburse the Reorganization Company for all reasonably documented out-of-pocket third party costs incurred by the Reorganization Company in connection with the preparation of such Required Financial Statements and all other Required Financial Statements requested by, and delivered to, the Sponsor during the Interim Period.  Such Required Financial Statements, other related documents and pro forma financial statements shall include those that the Sponsor determines in good faith to be required by, and that would enable the Sponsor to comply with, the public reporting and other rules and regulations of the SEC and the NASDAQ Global Select Market applicable to the Sponsor, including the Sponsor’s filing obligations with the SEC following the Closing on Form 8-K (the “8-K Financial Statements”) or as required in connection with any financing as contemplated by Article 10.16.  In addition, the Trustees shall make efforts as much as possible to a reasonable extent to cause the Reorganization Company and its representatives to cooperate with the Sponsor in the planning and preparation for the implementation of financial control and reporting capabilities at the Both Reorganization Companies and its Related Companies as reasonably requested by Sponsor to satisfy the compliance requirements to which the Sponsor reasonably anticipates it will be subject to following the Closing with respect to the Both Reorganization Companies and its Related Companies.

15
The Trustees shall, as promptly as possible after the execution of this Agreement, make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies to review with the Sponsor all of the material executory contracts relating to their businesses for the purpose of determining which contracts should be maintained and which should be rejected as part of Both Companies’ Reorganization Proceedings pursuant to Section 61,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Paragraph 1 of the Corporate Reorganization Act.  [*].

16
The Trustees shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies and their respective officers, employees, consultants and advisors (including legal counsel and accountants), to provide to the Sponsor all cooperation reasonably requested by the Sponsor in connection with the arrangement of any offering of debt or equity securities or any debt financing that may be contemplated by the Sponsor to occur at any time during the Interim Period (any such transaction, a “Sponsor Financing”), including furnishing to the Sponsor (and any of its financing sources) all financial and other pertinent information regarding the Both Reorganization Companies and its Related Companies reasonably requested by the Sponsor. Promptly following request of the Trustees, the Sponsor shall reimburse the Reorganization Company for all reasonably documented out-of-pocket third party costs incurred by the Reorganization Company in connection with the cooperation requested by the Sponsor pursuant to this Article 10.16 during the Interim Period.

17
The Trustees shall make efforts as much as possible to a reasonable extent, and shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies to, assist and facilitate the Sponsor’s efforts to confirm, and shall take such reasonably necessary actions to ensure, that (a) Rexchip joint venture relations, [*], have been stabilized or maintained, as applicable, in all material respects; (b) the Rexchip joint venture terms, including material stock ownership, governance and supply arrangments, have been normalized or maintained, as applicable, in all material respects; (c) the Reorganization Company’s equity ownership and supply rights have not been diluted; and (d) the Reorganization Company’s ownership interest in Rexchip is free and clear of all encumbrances (other than any liens existing as of the date hereof in favor of a directly or indirectly wholly-owned subsidiary of the Reorganization Company), subject to, in the case of clauses (a) and (b), the changes provided for, and in accordance with, the Powerchip Purchase Agreement or the Powerchip Standstill Agreement.

18
The Trustees shall make efforts as much as possible to a reasonable extent, and shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies to take such actions as are required to consummate the transactions contemplated by the Powerchip Purchase Agreement or to comply with the obligations thereunder, including without limitation to cause:

(i)      the Reorganization Company to enter into the Powerchip New Licenses at or prior to Closing;

(ii)      the Reorganization Company to cause the Powerchip Existing Licenses to be in full force and effect in accordance with their terms as of immediately following the Closing;

(iii)     the Reorganization Company to transfer, as promptly as practicable after the

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

payment by Powerchip of the requisite technology transfer fee to the Reorganization Company, its [*] technology to Powerchip in accordance with the applicable Powerchip Existing Licenses; and

(iv)                 [*].

Each of the actions required or contemplated by this Article 10.18 are hereby approved by the Trustees.  The Trustees shall make efforts as much as possible to a reasonable extent (i) to consult with Both Companies’ Courts and cause Both Companies’ Courts to fully understand details of this Agreement, including actions required or contemplated by this Article 10.18, when obtaining the approvals contemplated by Article 35 hereof, and (ii) to obtain approvals from Both Companies’ Courts when actually implementing those actions.

19	The Trustees shall make efforts as much as possible to a reasonable extent to enter into a settlement arrangement with [*].

20	The Trustees shall make efforts as much as possible to a reasonable extent to cause the Reorganization Plan to be formally recognized under Chapter 15 of the U.S. Bankruptcy Code.

Chapter 4                      Operations of Both Reorganization Companies from

                                       Execution of this Agreement to before Closing

Article 11	Payment of Common Benefit Claims from Execution of this Agreement to before Closing

1
The Trustees may, from the execution of this Agreement to before the Closing, cause Both Reorganization Companies to repay the common benefit claims coming due during such period in Both Companies’ Reorganization Proceedings using the property of Both Reorganization Companies (cash and cash equivalents are not excluded) and funds loaned from any third party under any Third Party DIP Financing arrangements.

2	During the Interim Period, the Trustees shall

(i)
obtain the prior written approval of the Sponsor (such approval not to be unreasonably withheld or delayed) for each prepayment of reorganization claims, etc. held against Both Reorganization Companies , and

(ii)	obtain the approval of Both Companies’ Courts for prepayment of such reorganization claims, etc. held against Both Reorganization Companies.

For the avoidance of doubt, the Closing Payment Amount is (A) 600 oku yen minus (B) the Adjustment Amount.

Article 12	Operations of Both Reorganization Companies from Execution of this Agreement to before Closing

1
During the Interim Period, the Trustees shall make decisions in compliance with other provisions set forth in this Agreement on (i) the operation of business of the Reorganization Company and (ii) acts that need to be carried out in relation to Both Companies’

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Reorganization Proceedings (which include examination of claims, valuation of property, preparation and submission of, and amendment to, reorganization plan proposals); provided that, in preparing the Both Companies’ Reorganization Plan Proposals, the Trustees shall make decisions on their details (including the allocation of the amount of the Financial Support to the Reorganization Company and the Akita Reorganization Company) upon prior consultation with the Sponsor, and with respect to other acts that need to be carried out in relation to Both Companies’ Reorganization Proceedings, the Trustees shall consult in advance with the Sponsor to the extent reasonably necessary (in each case respecting the Sponsor’s intention as much as possible to a reasonable extent). During the Interim Period, in making material decisions on the operation of the businesses of Both Reorganization Companies and their Related Companies, the Trustees shall consult and cooperate with the Sponsor in respect of such material decisions, which may include consultation and cooperation with one or more representative designees of the Sponsor (and, in each case, respecting the Sponsor’s intention as much as possible to a reasonable extent), except where or to the extent it is reasonably determined by the Trustees, after consultation with independent antitrust counsel, that such consultation would be a violation of applicable antitrust Laws.

2
In addition, during the Interim Period, the Trustees shall cause Both Reorganization Companies to operate Both Reorganization Companies and their Related Companies in the ordinary course of business in accordance with past practices and substantially in accordance with the Interim Business Plan.  Without limiting the generality of the foregoing, the phrase “substantially in accordance with the Interim Business Plan” includes:

(1)
expenses in respect of research and development, costs of goods sold and selling, general and administrative activities substantially on the timetable and in the amounts contemplated by the Interim Business Plan;

(2)
working capital and capital expenditures of Rexchip substantially on the timetable and in the amounts required by the Interim Business Plan (as assumed for purposes of preparing such Interim Business Plan); and

(3)	implementation of the technology roadmap substantially on the timetable and to the degree contemplated by the Interim Business Plan,

but shall not include the achievement of any revenue or profitability targets so long as Both Reorganization Companies have made efforts as much as possible to a reasonable extent achieve such targets.

Any action required by this Article 12.2 to be taken in order to operate Both Reorganization Companies and their Related Companies substantially in accordance with the Interim Business Plan, which action would require consent of the Sponsor pursuant to Article 12.3, shall not be required to be taken to the extent the Trustees have requested such consent and it was not provided.

In addition, the Trustees agree to cause the Reorganization Company, and to cause the Reorganization Company to cause Rexchip, in furtherance of the technology roadmap underlying the Interim Business Plan, to make the corresponding capital expenditures (including quarterly spend) reflected in the Interim Business Plan for each applicable fiscal

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

quarter (the “Optimal CapEx”) in an aggregate amount within plus or minus [*]% of the amount reflected for such quarter; provided, that in the event the product of (x) the amount of the Reorganization Company’s consolidated cash and cash equivalents at the end of the second (2nd) month of any fiscal quarter ending on or after 31 December 2012 and (y) [*]% is less than the Optimal CapEx for the next fiscal quarter, the Reorganization Company may elect to reduce capital expenditures for the next quarter to an amount not less than [*]% of the amount of such consolidated cash and cash equivalents (the “Reduced Commitment”) and, as a result, required capital expenditures for such next fiscal quarter will be the amount of such Reduced Commitment plus or minus [*]%.  Any such election may be exercised by the Reorganization Company by giving written notice to the Sponsor within ten (10) Business Days of the end of the second (2nd) month of such fiscal quarter.  In the event of any election to reduce the Optimal CapEx to the Reduced Commitment for any fiscal quarter, an amount equal to the difference between the Optimal CapEx and the Reduced Commitment for such fiscal quarter shall be added to the Reorganization Company’s capital expenditure commitment for the succeeding fiscal quarter and become part of the Optimal CapEx for such succeeding fiscal quarter.

Notwithstanding the foregoing, capital expenditures reflected in the Interim Business Plan for the third and fourth calendar quarters of 2013 with respect to [*] shall not be included in Optimal CapEx for such quarters unless the Reorganization Company has elected to include such amounts in the Optimal CapEx for any such quarter by written notice provided to the Sponsor at least forty-five (45) days prior to the beginning of such quarters, in which case the full amount of capital expenditures for such quarters shall be included in Optimal CapEx for such quarters.

3
In furtherance of and without limiting the generality of the provisions of Article 12.2, the Trustees shall cause Both Reorganization Companies, and to cause Both Reorganization Companies to cause their Related Parties, not to, without the prior written consent of the Sponsor (such consent not to be unreasonably withheld or delayed):

(1)	engage in any transaction that has, or is reasonably likely to have a material impact on the business of Both Reorganization Companies and their Related Companies;

(2)	engage in any transaction that has, or is reasonably likely to have a material impact on the assets, liabilities or results of operations of Both Reorganization Companies and their Related Companies;

(3)	engage in any transaction that requires court approval under Article 7 of the decision of commencement of reorganization proceedings as of 23 March 2012 against Both Reorganization Companies; or

(4)	enter into any material license or sale of patents or other intellectual property.

Notwithstanding the foregoing, the Trustees shall not be required to obtain the consent of the Sponsor with respect to:

(x)	entering into a customer contract providing for the sale of product that does not have a term in excess of one (1) year and does not contain a “most favored customer” or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

similar provision, a call or claim on a substantial portion of Both Reorganization Companies’ production capacity, a liquidated damages provision, a penalty provision triggered by a change of control, or a restriction on the conduct of business; and

(y)	any act for which Sponsor determines that providing, withholding or conditioning such consent would be a violation of any applicable antitrust Law.

If the Trustees desire to take an action that would be prohibited without the consent of the Sponsor pursuant to this Article 12, or to refrain from taking an action where the failure to take such action requires the consent of the Sponsor pursuant to this Article 12, the Trustees may request such consent by contacting one of the designees of the Sponsor to be appointed by the Sponsor and each of whom will be identified to the Trustees in writing promptly following the Execution Date (each, a  “Sponsor Designee”).  Either Sponsor Designee may grant consent on behalf of the Sponsor to the taking of any action which would otherwise be prohibited, or to the failing to take any action that would otherwise be required, pursuant to this Article 12, which consent shall not be unreasonably withheld or delayed.

4
The Sponsor and the Trustees acknowledge that the provisions of Articles 12.2 and 12.3 shall not in any way restrict the exercise by the Trustees of their legally required management and disposal powers or the Trustees’ ability to prepare and execute the reorganization plan.

Notwithstanding the foregoing, if the Trustees take any action or cause any action to be taken that otherwise would be prohibited by the provisions of Article 12.2 or 12.3 without the consent of the Sponsor (such consent not to have been unreasonably withheld or delayed), or omit to take an action or omit to cause an action to be taken that would otherwise be required by the provisions of Article 12.2 other than any action or omission to act with respect to which consent was not required to be obtained as a result of the operation of Article 12.3(y), such action or omission shall give rise to a deemed failure of a condition precedent under Article 20.1(2) to the Sponsor’s obligation to close and the right of the Sponsor to cancel this Agreement under Article 25.1(1), to the extent the Sponsor reasonably determines that such action or omission has, individually or in the aggregate with other such acts or omissions, materially and adversely affected the business (including relationships with customers, suppliers, lenders, joint venture and other strategic partners), operations, properties, financial condition, results of operations, assets or liabilities of the Both Reorganization Companies and their Related Companies, taken as a whole, or the value of any of the foregoing to the Sponsor.

Chapter 5                       The Sponsor’s Support for Both Reorganization Companies

on and after the Closing

Article 13                      Payment of the Financial Support

1	The Trustees shall provide for the following details in Both Companies’ Reorganization Plan Proposals:

(1)	Payment, on the Closing Payment Date, by Both Reorganization Companies in respect of Both Companies’ Specified Common Benefit Claims and Both

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Companies’ Reorganization Claims in an amount aggregating to the Closing Payment Amount; provided, that the payment of Both Companies’ Specified Common Benefit Claims may be made over time following the Closing Date as and when required.

(2)	Installment Payments by Both Reorganization Companies in respect of Both Companies’ Reorganization Claims in the total amount of 1,400 oku yen in accordance with Article 16.2.

(3)
Payments of Both Companies’ Specified Common Benefit Claims and Both Companies’ Reorganization Claims are made only through the Closing Payment and the Installment Payments, except for any prepayments made before the Closing, and are made only by Both Reorganization Companies (and not the Sponsor); and the Trustees apply (x) the amount remaining after deducting the amount equal to Both Companies’ Specified Common Benefit Claims (that are not Prepaid Claims) from the Financial Support to (y) payment of Both Companies’ Reorganization Claims in accordance with Both Companies’ Reorganization Plans; and any amount of Both Companies’ Reorganization Claims remaining after any such prepayments and after deducting the amount of the Closing Payment (in respect of Both Companies’ Reorganization Claims) and Installment Payments (in respect of Both Companies’ Reorganization Claims) is discharged under Both Companies’ Reorganization Plans: (1) to the greatest extent possible upon the issuance the orders of approval of Both Companies’ Reorganization Plans and (2) to the greatest extent possible from time to time thereafter, as promptly as practicable following the fixing and determination of any Both Companies’ Reorganization Claims that were not fixed and determined as of the date of the issuance of such order of approval.  The Trustees agree with the Sponsor that the cumulative effect of discharges of claims pursuant to Both Companies’ Reorganization Plans will ensure that the aggregate liability for all Both Companies’ Reorganization Claims and Both Companies’ Specified Common Benefit Claims will not exceed the Financial Support..

2
The Cash Contribution Amount, together with the Deposit, shall be the sole source of funds for the Closing Payment. To the extent the sum of the Cash Contribution Amount and the Deposit exceeds the Closing Payment, such excess amount shall be made available to Both Reorganization Companies for use in their business.

3
After the execution of this Agreement, upon prior consultation with the Sponsor and obtaining approvals from Both Companies’ Courts, the Trustees shall allocate the Financial Support to the Reorganization Company and the Akita Reorganization Company in order to prepare Both Companies’ Reorganization Plan Proposals and determine the respective amount of the Specified Common Benefit Claims, Akita Specified Common Benefit Claims, Reorganization Claims, and Akita Reorganization Claims to be repaid out of the amount of the Financial Support.

Article 14                      Contribution to the Reorganization Company by the Capital Reduction and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Increase

1	The Trustees shall provide for the following details in the Reorganization Plan Proposal:

(1)	The Trustees shall solicit the Sponsor to subscribe for shares for a total paid in amount equal to the Equity Investment Amount. The “Equity Investment Amount” is 600 oku yen.

(2)
The Trustees shall acquire and cancel all of the shares and share acquisition rights of the Reorganization Company that are outstanding immediately prior to the payment of the amount provided for in Item (1), with the effective date being the day when payment of the total amount provided for in Item (1) is made.

(3)
The Trustees shall reduce the amount of the capital of the Reorganization Company by its full amount immediately prior to the payment of the amount provided for in Item (1), with the effective date being the day when payment of the total amount provided for in Item (1) is made.

Upon the Closing Date, the Trustees shall cause the Reorganization Company to take the following actions in the following order: (i) acquire and cancel all of the outstanding shares and share acquisition rights as provided for in Item (2) above, (ii) make such reduction of all capital as provided for in Item (3) above, and (iii) issue such shares as provided for in Item (1) above to the Sponsor.

2
In response to the solicitation of shares provided for in the preceding paragraph, on the Closing Date the Sponsor shall subscribe for all of the shares and pay the total paid-in amount provided for in Item (1) of the preceding paragraph, which shall be satisfied as follows: (1) release of the Deposit (which shall be released by the Escrow Agent to the Trustees’ Account), and (2) the balance in cash (such remaining balance, the “Cash Contribution Amount”), by electronic transfer into the Trustees’ Account; (the subscription for the shares and payment of the total paid-in amount and the acquisition and cancellation of the shares and share acquisition rights and reduction of amount of capital provided for in Items (2) and (3) in the preceding paragraph, collectively in this Agreement, the “Capital Reduction and Increase,” and the consummation of that Capital Reduction and Increase, the “Closing.”).

3
The Trustees and the Sponsor may, upon consultation, agree that all of the shares of the Reorganization Company will be acquired by the Sponsor by means other than those described in this Article 14 (including by means of an initial acquisition of such shares by the Trustees).

Article 14-2	Provision of Funds to the Akita Reorganization Company

The Trustees shall set forth in the Reorganization Plan Proposal and Akita Reorganization Plan Proposal, as applicable, that the Reorganization Company shall provide, as promptly as practicable, and in no event later than three (3) Business Days, following the Closing Date the Akita Reorganization Company, by way of a subscription for shares or a loan (as determined

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

by Sponsor), the funds necessary for the Closing Payment for the Akita Reorganization Claims and the Akita Specified Common Benefit Claims promptly after the Closing; and the Trustees shall wire transfer such funds, as promptly as practicable, and in no event later than three (3) Business Days, following the Closing Date from the Trustees’ Account to the Akita Trustees’ Account. The same procedures will be applied with respect to the funds for the Installment Payments allocated to Akita Reorganization Claims and Akita Specified Common Benefit Claims pursuant Akita Reorganization Plan.

Article 14-3	Closing Payment

The Closing Payment Amount will be paid over time following the Closing to satisfy the Both Companies’ Specified Common Benefit Claims and, on the Closing Payment Date to satisfy Both Companies’ Reorganization Claims in accordance with Both Companies’ Reorganization Plans.  The Trustees shall pay the Closing Payment from Both Companies’ Trustees’ Accounts to satisfy such claims as and when applicable.  The Sponsor acknowledges that portions of the Closing Payment Amount may be retained in the Trustees’ Account and paid out in accordance with Both Companies’ Reorganization Plans.

Article 15                      [*]

Chapter 6                      Operations of Both Reorganization Companies after the Closing

Article 16	Payments of Both Companies’ Reorganization Claims and Common Benefit Claims after the Closing

1
After the Closing, the Trustees shall cause Both Reorganization Companies to make the Installment Payments for Both Companies’ Reorganization Claims in accordance with Both Companies’ Reorganization Plans.

2	With respect to the Installment Payments,

(i)	200 oku yen will be paid on the last Business Day of December 2014;

(ii)	200 oku yen will be paid on the last Business Day of December 2015;

(iii)	200 oku yen will be paid on the last Business Day of December 2016;

(iv)	200 oku yen will be paid on the last Business Day of December 2017;

(v)	300 oku yen will be paid on the last Business Day of December 2018; and

(vi)	300 oku yen will be paid on the last Business Day of December of 2019.

The Sponsor acknowledges that portions of the foregoing Installment Payments may be retained in the Trustees’ Account and paid out in accordance with Both Companies’ Reorganization Plans.

The Installment Payments may be prepaid, at the Sponsor’s election, at any time without penalty whatsoever or any other similar payment. The terms and conditions of any partial prepayment (including allocation among secured and unsecured installment payments and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

among scheduled installment payments) shall be determined upon consultation and agreement between the Trustees and the Sponsor, and such terms and conditions of partial prepayment shall be provided for as set forth in Article 12.1 in the Both Companies’ Reorganization Plan Proposals to the extent necessary to be provided for in the reorganization plan; provided, such terms and conditions shall provide that any prepayments, unless applicable Laws requires that they be applied equally in satisfaction of Installment Payments in respect of all classes of Both Companies’ Reorganization Claims, will be applied in satisfaction of Installment Payments in respect of secured Both Companies’ Reorganization Claims before Installment Payments in respect of unsecured Both Companies’ Reorganization Claims and, with regard to prepayments of Installment Payments in respect of the same class of claims (or all classes, if required by applicable Laws), will be applied in satisfaction of unpaid earliest-in-time Installment Payments (or portion thereof for which funds are available) first.

Some or all of the Installment Payments with respect to secured Both Companies’ Reorganization Claims may be secured by the same collateral (property, plant and equipment) securing bank debt or the subject of capitalized leases as the date of the orders of commencement of Both Companies’ Reorganization Proceedings, and any addition to or amendment of such security interest will not be made unless a conversion of security interest is made upon prior consent of the Sponsor (such consent not to be unreasonably withheld or delayed).

3
After the Closing, the available property of Both Reorganization Companies, excluding any funds deposited in the Trustees’ Accounts other than that portion required to be transferred to Both Reorganization Companies pursuant to Article 4.3, will be the sole source of repayment of common benefit claims other than Both Companies’ Specified Common Benefit Claims.

Article 17                      Operations of Both Reorganization Companies after the Closing

1
The Trustees shall, promptly after the Closing, apply to Both Companies’ Courts for appointment as business trustee of one person designated by the Sponsor as a candidate for business trustee for Both Reorganization Companies (the business trustee appointed as a result of that application, in this Agreement, the “Business Trustee”), and upon such appointment, [*].  The Business Trustee may be required to execute a customary confidentiality agreement containing terms and conditions similar to those set forth in Article 26.

2	After the appointment of the Business Trustee,

(1)
the Trustee shall make decisions for Both Reorganization Companies in relation to acts that need to be carried out in relation to Both Companies’ Reorganization Proceedings (including the filing of a petition for an order of completion of Both Companies’ Reorganization Proceedings and any other matters whatsoever relating to carrying out reorganization proceedings) and

(2)
the Business Trustee shall make decisions (except for such decisions provided for in Item (1) above) in relation to the operation of business of Both Reorganization Companies and their Related Companies.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3
Notwithstanding the preceding paragraph, after the appointment of the Business Trustee, the Sponsor acknowledges that the Business Trustee has a duty to consult with the Trustee within a reasonable period before executing any such matter with respect to decisions in relation to the operation of business of Both Reorganization Companies and their Related Companies provided for in Item (2) of the preceding paragraph to the extent such decisions are reasonably expected to have a material and adverse impact on the execution of Both Companies’ Reorganization Plans.

4
Notwithstanding Paragraph 2, after the Business Trustee has been appointed, the Trustee shall make the decisions for Both Reorganization Companies provided for in Paragraph 2(1) upon consultation with the Sponsor and the Business Trustee within a reasonable period before executing any such matter; provided that in preparing and submitting proposals for amendments to Both Companies’ Reorganization Plans, the Trustee shall do so only after prior agreement with the Sponsor on their details if such amendment would have a significant effect on Both Reorganization Companies or the Sponsor.

5	The Sponsor acknowledges that the Business Trustee has a duty:

(1)	to sufficiently understand this Agreement and that the Business Trustee is bound to this Agreement and cannot engage in any act that would be contrary to the spirit of this Agreement; and

(2)
except as provided in Article 17.8 below, with respect to (i) matters that would likely have a material impact on the operations or assets of Both Reorganization Companies and their Related Companies, taken as a whole, and (ii) transfer to a third party of material assets of Both Reorganization Companies and their Related Companies, to the extent such matters or transfers would reasonably be expected to materially and adversely affect execution of Both Companies’ Reorganization Plans, to obtain the consent of the Trustee (such consent not to be unreasonably withheld or delayed) before carrying out any such matter or transfer.

6
The Sponsor shall make efforts as much as possible to a reasonable extent to carry out comprehensive supervision so that the Business Trustee shall not perform its duties in violation of Law or the spirit of this Agreement (including, without limitation, act in a manner that infringes the powers of the Trustee (which includes both Reorganization Companies) under Law or this Agreement, act in a manner that exceeds or abuses the Business Trustee’s powers under Law or this Agreement, and act without the consent from the Trustee provided for in the preceding paragraph) and shall not perform its duties in a significantly unreasonable way.

7	The Business Trustee is not to receive any remuneration from Both Reorganization Companies for services in his or her capacity as the Business Trustee.

8
The Sponsor and the Trustees acknowledge that the transition of each of the Both Reorganization Companies’ businesses to the cost plus model will involve the implementation of a number of reasonable acts, including those summarized on Attachment 7-2 hereto, which reasonable acts are hereby approved by the Trustees.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

In addition, the Sponsor and the Trustees acknowledge that in the operation of the businesses of Both Reorganization Companies and their Related Companies, the Business Trustee will need to cause Both Reorganization Companies and their Related Companies to implement a wide variety of acts, including in the areas set forth on Attachment 17.8A hereto, and that it is the intent of the Sponsor and the Trustees to provide the greatest flexibility possible in the exercise of business judgment by the Business Trustee with respect to such matters consistent with the need of the Trustee and Both Reorganization Courts to exercise appropriate controls and oversight to ensure execution of Both Companies’ Reorganization Plans.  In furtherance of the foregoing, prior to the Closing, the Trustees agree to seek and make efforts as much as possible to a reasonable extent to obtain an amendment to Section 7 of the orders of commencement of the Both Companies’ Corporate Reorganization Cases by Both Companies’ Courts entered on March 23, 2012 in the form attached hereto as Attachment 17.8B as such Attachment may be modified from time to time at the direction of Both Companies’ Courts following consultation among the Trustees, Both Companies’ Courts and the Sponsor (which consultations shall continue following the Closing Date with a view towards providing appropriate flexibility for the operation of Both Reorganization Companies’ businesses) (and with corresponding amendments to, and consultation with respect to, the order of commencement of the Akita Reorganization Company’s Reorganization Case).

The Trustees agree that the categories of actions that are the subject of Section 7 of the orders of commencement of the Both Companies’ Corporate Reorganization Cases by Both Companies’ Courts entered on March 23, 2012, as the same may be amended from time to time, which do not require Both Reorganization Courts’ approval (due to an exclusion or other exception contained in such orders) shall not require consent from the Trustee.

Following the Closing, it is expected that the businesses of Both Reorganization Companies will require ongoing substantial levels of capital expenditures and that such expenditures will require the use of a substantial portion of Both Reorganization Companies’ available cash including existing cash balances, the proceeds from borrowings available under the Sponsor CapEx Financing or Third Party CapEx Financing and cash flow from operations.  These ongoing investments are essential to preserve the viability and cost-competitiveness of the businesses and to insure the ability of the businesses to generate cash flows under the cost plus model sufficient to provide for the later scheduled Installment Payments.  At the same time, Both Reorganization Companies’ businesses must be managed to provide for Installment Payments.  In making determinations as to the appropriate levels of capital expenditures for the businesses in light of these competing considerations, the Sponsor and the Trustee acknowledge that it will be necessary and appropriate to monitor such items as cash balances, capital expenditure commitments, available funding (third-party or otherwise) and projected cash flows, relative to requirements for upcoming scheduled Installment Payments, and that in circumstances creating uncertainty regarding Both Reorganization Companies’ ability to fund the upcoming Installment Payment, the Trustee or Both Companies’ Courts may request appropriate limitations on such capital expenditures.

9   The Trustees acknowledge that the Business Trustee and Both Reorganization Companies shall make efforts as much as possible to a reasonable extent in achieving the goals of: (x)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

having minimum consolidated cash and cash equivalents (excluding Rexchip) of 700 oku Yen, and (y) [*].

Chapter 7               Representations and Warranties, Covenants, and Conditions Precedent

                                 to Performance of Obligations under this Agreement

Article 18                      Representations and Warranties

1	The Sponsor represents and warrants as follows as at the time of execution of this Agreement and the day on which the Closing takes place.

(1)	The Sponsor is a company incorporated and validly existing under Law.

(2)	The Sponsor has full authority necessary for the Performance of this Agreement, and the Performance of this Agreement

(i)	does not violate or breach any of the provisions of the Sponsor’s articles of incorporation, board of directors regulations, or any other such internal regulations of the Sponsor and

(ii)
does not breach or conflict with any contract, agreement, judgment, order, decision, or Law whatsoever that is applicable to the Sponsor in a manner that would have an adverse impact on Sponsor’s ability to consummate the transactions contemplated hereby.

All consents, permissions, approvals, authorizations, and other such procedures from or with any court, administrative body, or public body that are required to be obtained under the agreements or Law applicable to the Sponsor, and all necessary procedures within the Sponsor, in connection with the Performance of this Agreement, have been obtained or performed or, assuming satisfaction of the closing conditions set forth in Article 20 of this Agreement, will be obtained or performed by the Closing.

(3)	The Sponsor has the financial ability necessary to perform its obligations under this Agreement.

2	The Trustees represent and warrant as at the time of execution of this Agreement and the day on which the Closing takes place.

(1)	The Trustees are the trustees for Both Reorganization Companies and have the right to manage and dispose of the property of Both Reorganization Companies.

(2)	The Trustees have full authority necessary for the Performance of this Agreement, and the Performance of this Agreement

(i)
does not violate or breach any of the provisions of the articles of incorporation, board of directors regulations, or any other such internal regulations of the Reorganization Company or the Akita Reorganization Company and

(ii)	does not breach or conflict with any contract, agreement, judgment, order, decision, or Law whatsoever that is applicable to either the Reorganization

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Company or the Akita Reorganization Company in a manner that would have an adverse impact on the ability of Both Reorganization Companies to perform the actions contemplated hereby, including the consummation of the transactions contemplated hereby.

All consents, permissions, approvals, authorizations, and other such procedures from or with any court, administrative body, or public body that are required to be obtained under the agreements or Law applicable to either of Both Reorganization Companies, and all necessary procedures within either of Both Reorganization Companies, in connection with the performance of the actions contemplated by this Agreement, including the consummation of the transactions contemplated hereby, have been obtained or performed or, assuming satisfaction of the closing conditions set forth in Article 20 of this Agreement, will be obtained or performed by the Closing.

(3)
No information disclosed by the Trustees (which include Both Reorganization Companies) and their representative to the Sponsor or its representative in the course of due diligence or negotiations for this Agreement includes any untrue or incorrect statement in any material respect, or omits any material fact necessary to make the information not misleading.  To the knowledge of the Initial Trustees after appropriate consultation with representatives of Both Reorganization Companies, all information which would reasonably be likely to have a material effect on the Sponsor’s decision with respect to the transactions contemplated under this Agreement has been disclosed to the Sponsor.

Article 19                      Covenants

1	The Sponsor and the Trustees shall, during the Interim Period, make efforts as much as possible to a reasonable extent to:

(1)	take all actions necessary to consummate the transactions contemplated by this Agreement, including causing the conditions precedent set forth in Article 20 to be satisfied as promptly as possible and

(2)	as promptly as possible carry out the procedures required under Law to implement the Closing and, the Sponsor and the Trustees will, if requested by the other party, provide within a reasonable extent to the other party materials proving that it has conducted actions and procedures set forth in (1) and (2).

2
Without limiting the generality of the forgoing Section 1, the Sponsor and the Trustees shall, during the Interim Period, cooperate and make efforts as much as possible to a reasonable extent to obtain as promptly as possible any governmental authorizations or approvals required for the consummation of the transactions contemplated by this Agreement, including those required to be obtained under any Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (the “Regulatory Approvals”).  The Sponsor and the Trustees shall cooperate and make efforts as much as possible to a reasonable extent to contest any ruling, order or other legal action of

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any governmental authority seeking to restrict, prevent or prohibit the consummation of the transactions contemplated by this Agreement; provided, however, that nothing in this section shall be construed to require the Sponsor (and its affiliated companies) or the Trustees to accept, or agree to accept, any action or restriction imposed by any governmental authority related to the assets, businesses, properties and operations of the Sponsor (and its affiliated companies) or Both Reorganization Companies (and their Related Companies) which could reasonably be expected to result in a Both Reorganization Companies’ Material Adverse Change or Rexchip Material Adverse Change, or otherwise materially affect the economic or business benefits contemplated by this Agreement, including the benefits resulting from the integration of Both Reorganization Companies with the Sponsor.

3
The Sponsor and the Trustees shall cooperate and make efforts as much as possible to a reasonable extent to (a) perform all legal obligations (if any), including consultation, arising as a result of the transactions contemplated by this Agreement in respect of labor unions and similar employee representative bodies, and (b) inform, consult or negotiate with or seek consent from the relevant employees, relevant labor unions or any other employee representative body as reasonably required in connection with the transactions contemplated by this Agreement.

4
From the execution of this Agreement and until the Closing, the Sponsor shall, as reasonably requested by the Trustees, submit documents proving that it has the financial ability necessary to perform obligations under this Agreement.

5	[*]

6
The Sponsor shall make efforts as much as possible to a reasonable extent to cooperate with Both Reorganization Companies, and the Trustees shall make efforts as much as possible to a reasonable extent to cause Both Reorganization Companies to cooperate with the Sponsor, with respect to the operations of the Both Reorganization Companies to plan and prepare for implementation of a cost-effective, efficient integration of the businesses of Both Reorganization Companies with Sponsor at the time of Closing as part of Sponsor’s global operations to ensure to the extent possible the success of the Both Reorganization Companies upon integration at closing for the benefit of the Trustees and the creditors of the Both Reorganization Companies, subject to such limitations as are appropriate under applicable antitrust Laws.

Article 20                      Conditions Precedent to Performance of Obligations under this Agreement

1
The respective obligations of the Sponsor, on the one hand, and the Trustees, on the other hand, to consummate the Capital Reduction and Increase shall be subject to the satisfaction or waiver of each of the following conditions:

(1)	the representations and warranties by the other party under Article 18.1 and Article 18.2(1) and (2) being true and accurate in material respects; and

(2)	there being no material breach on the part of the other party of its obligations under this Agreement.

(3)	All Regulatory Approvals, including those listed on Attachment 20.1(3), shall have

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

been obtained and shall be in full force and effect, and any waiting period (or extensions thereof) applicable to the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade (Act No. 54 of April 14, 1947) or other similar Laws of relevant jurisdictions, shall have expired or been terminated.

(4)
No governmental authority of competent jurisdiction shall have enacted, issued or enforced any Law, judgment, order or injunction which is in effect on the Closing Date and has or would have the effect of prohibiting, enjoining or restraining the consummation of the transactions contemplated by this Agreement or otherwise making such transactions illegal, nor shall any governmental authority of competent jurisdiction have required, or threatened to require, before or after the Closing Date, the Sponsor (and its affiliated companies) or Both Reorganization Companies (and their Related Companies) to agree to any action or restriction, or imposed any such action or restriction, related to the assets, businesses, properties or operations of the Sponsor (and its affiliated companies) or Both Reorganization Companies (and their Related Companies) which could reasonably be expected to result in a Both Reorganization Companies’ Material Adverse Change or a Rexchip Material Adverse Change, or otherwise materially affect the economic or business benefits contemplated by this Agreement, including, but not limited to, the benefits resulting from the integration of Both Reorganization Companies with the Sponsor.

(5)	Orders of approval of Both Companies’ Reorganization Plans have been made final.

2
The obligations of the Sponsor to consummate the Capital Reduction and Increase shall be subject to the satisfaction or waiver of each of the following conditions, any of which may be waived exclusively by the Sponsor:

(1)       No Both Reorganization Companies Material Adverse Change shall have occurred and no Rexchip Material Adverse Change shall have occurred.

(2)       Both Companies’ Reorganization Plan Proposals were prepared on terms consistent with this Agreement and in consultation with the Sponsor.

(3)       The representations and warranties of the Trustees under Article 18.2(3) being true and accurate in all respects, except for such failure to satisfy the condition in clause (B) above as could not reasonably be expected to individually or in the aggregate result in a Both Reorganization Companies’ Material Adverse Change.

(4)       Neither the Reorganization Company nor the Akita Reorganization Company shall be in default in respect of any provision of (i) the DIP Credit Line Agreement and any related documents, (ii) any credit agreement and any related documents pursuant to which any Third Party DIP Financing has been provided, (iii) the Sponsor CapEx Financing or (iv) any Third Party CapEx Financing.

(5)       The Sponsor shall have confirmed that, as a result of the preservation of net operating losses of Both Reorganization Companies and the losses incurred from the revaluation of the assets of Both Reorganization Companies to offset any cancellation of indebtedness income resulting from the transactions contemplated by this Agreement,

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

including implementation of the Both Companies’ Reorganization Plans, no significant tax liabilities are reasonably likely to result from the rehabilitation of reorganization claims etc. and distributions to holders of claims pursuant to the Both Companies’ Reorganization Plans.

(6)       [Intentionally left blank]

(7)       The Sponsor shall have confirmed to its satisfaction that subsequent to the initiation of the Reorganization Case: (a) Rexchip joint venture relations, [*], have been maintained in all material respects; (b) the Rexchip joint venture terms, including material stock ownership, governance and supply arrangments, have been maintained in all material respects; (c) the Reorganization Company’s equity ownership and supply rights have not been diluted; and (d) the Reorganization Company’s ownership interest in Rexchip is free and clear of all encumbrances (other than any liens existing as of the date hereof in favor of a directly or indirectly wholly-owned subsidiary of the Reorganization Company), subject to, in the case of clauses (a) and (b), the effects of the transactions for, and in accordance with, the Powerchip Purchase Agreement or the Powerchip Standstill Agreement.

(8)       [Intentionally left blank]

(9)       The Sponsor shall have received the 8-K Financial Statements.

(10)       The Adjustment Amount shall be less than the adjustment amounts that were the basis used by the Trustees in the determination of the proposed distributions on claims provided for in the Both Reorganization Companies’ Reorganization Proposals or Plans.

(11)       The closing of the transactions contemplated by the Powerchip Share Purchase Agreement shall have occurred and the termination of rights pursuant to the Powerchip Standstill Agreement shall have become final and irrevocable as a result thereof; except where the failure of the Sponsor to make efforts as much as possible to a reasonable extent to cause this condition to be satisfied was the primary cause of, or resulted in this condition having failed to be satisfied on or before the Closing Date, and such failure constitutes a material breach of this Agreement.

(12)       [*]

(13)       Both Companies’ Courts shall have approved: (a) the implementation of the actions summarized on Attachment 7-2 hereto to the extent such approval is required, and (b) the implementation of the actions required or contemplated by Article 10.18 hereof, either by means of incorporation of such items into Both Companies’ Reorganization Plans or otherwise.

(14)       [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

 (15)  [*]

 (16)  Net Available Cash, as determined in accordance with the definitions and procedures set forth in Attachment 20.2, is not less than negative 160 oku Yen.

Chapter 8                      Compensation, Indemnification etc.

Article 21                      Exclusive Remedy

Neither the Trustees (which include Both Reorganization Companies) nor the Sponsor may make any claim whatsoever against the other party (where the other party is the Trustees, it includes Both Reorganization Companies), with respect to any damage incurred in connection with this Agreement except for any claim under Article 23; provided, that this Article 21 shall not limit the parties’ rights to pursue any remedies available to them under Law, including the Corporate Reorganization Act and the Civil Code.

Article 22                      Warranty

The Sponsor shall support Both Reorganization Companies ‘as is’ under this Agreement, and the parties hereby acknowledge and agree that, except as otherwise expressly provided in this Agreement, neither party (which includes, with respect to the Trustees, Both Reorganization Companies) makes any representation or warranty whatsoever concerning any aspect whatsoever of the state of Both Reorganization Companies and their Related Companies (including, without limitation, the state of assets, debt, and business) or otherwise, other than the representations and warranties expressly set forth in Article 18.

Article 23                      Indemnification or Compensation for Damage

1
The Trustees (which include Both Reorganization Companies) and the Sponsor may claim indemnification from the other party (where the other party is the Trustees, it is Both Reorganization Companies) for any damage incurred because a representation or warranty by the other party under Article 18 is untrue or inaccurate in a material respect.

2
The Trustees (which include Both Reorganization Companies) and the Sponsor may claim compensation from the other party (where the other party is the Trustees, it is Both Reorganization Companies) for any damage incurred because of a breach by the other party of an obligation under this Agreement.

3
The Trustees (which include Both Reorganization Companies) and the Sponsor may make a claim against the other party (where the other party is the Trustees, it includes Both Reorganization Companies) for the incurred damage under Paragraph 1 and the preceding paragraph separately from the forfeiture of the Deposit under Article 5.2 and the payment by the Trustees of 18 oku yen as a penalty under Article 5.3.

4
If a right of the Sponsor to make a claim against Both Reorganization Companies under Paragraph 1 or Paragraph 2 arises, (A) prior to the Closing Date, the Trustees shall cause Both Reorganization Companies to promptly satisfy such claim from Both Reorganization Companies’ cash and cash equivalents (or, at the discretion of the Trustees and after obtaining approval of Both Companies’ Courts, reduce the Closing Payment by the amount

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of such claim by way of offset, in-kind contribution or otherwise, which reduction will be deemed to have satisfied such claim); and (B) from and after the Closing Date, the Business Trustee shall cause Both Reorganization Companies to satisfy such claim (and any other unsatisfied claims arising during the same calendar year, and from any prior years to the extent such claims from prior years remain unsatisfied) from Both Reorganization Companies’ cash and cash equivalents once per year on the same date on which the Installment Payments are scheduled to be made pursuant to Article 16.2 hereof (each such date, an “Indemnity Claim Settlement Date”), provided, that for purposes of this clause (B), until a decision of completion of reorganization proceedings is made with respect to both of Both Companies’ Reorganization Cases, the Business Trustee shall not be permitted to satisfy any claims on an Indemnity Claim Settlement Date unless Both Reorganization Companies’ have adequate cash and cash equivalents to make the scheduled Installment Payment on such Indemnity Claim Settlement Date. If as a result of the proviso in the preceding sentence the Business Trustee is not permitted to satisfy any outstanding claims on an Indemnity Claim Settlement Date, then such claims shall remain outstanding and shall be payable on the following Indemnity Claim Settlement Date, subject to the proviso in the preceding sentence.

Chapter 9                      Termination of this Agreement

Article 24                      Termination of this Agreement

1	This Agreement will terminate only if

(1)	this Agreement is cancelled under the next article,

(2)	a decision of completion of reorganization proceedings is made with respect to both of Both Companies’ Reorganization Cases, or

(3)	both of Both Companies’ Reorganization Proceedings are terminated for a reason other than (1) or (2).

2	Even if this Agreement terminates, Article 2, Article 21 through to and including this article, Article 26 through Article 34, and Article 37 will continue to be effective.

3	Article 6, Article 7.1, Article 8, and Article 9 will continue to be effective even after the termination of this Agreement only if this Agreement terminates under Item (2) of Paragraph 1.

4	Article 5.2, Article 5.3, Article 5.4 and Article 5.6 will continue to be effective even after the termination of this Agreement only if this Agreement terminates under Item (1) or (3) of Paragraph 1.

5
Upon termination of this Agreement for any reason other than under Article 24.1(2) above, any outstanding financing provided by or guaranteed by the Sponsor to Both Reorganization Companies will become immediately due and payable and be repaid by Both Reorganization Companies.

Article 25                      Cancellation

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1	The Sponsor or the Trustees may cancel this Agreement if:

(1)	(i)	a representation or warranty by the other party under Article 18.1 or Article 18.2(1) and (2) is untrue and inaccurate in a material respect; or

(ii)	there is a material breach on the part of the other party of its obligations under this Agreement and that other party, notwithstanding the Sponsor’s or the Trustees’ requesting it to cure, is not able to cure even after the passing of a reasonable period necessary for curing, or it is clear that the other party is not able to cure it.

(2)
The Closing shall not have occurred on or before 11:59 pm Tokyo time on the eighteen (18) month anniversary of the Execution Date (the “Outside Date”); provided, however, that the Outside Date shall be extended until 11:59 pm Tokyo time on the twenty four (24) month anniversary of the Execution Date (the “Extended Outside Date”) if all of the conditions to closing set forth in Article 20 are satisfied as of immediately prior to the Outside Date, other than the condition set forth in Article 20.1(5); provided further however, that the right to terminate this Agreement under this subsection 25.1(2) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the primary cause of, or resulted in, the failure of the Closing to occur prior to such date.

(3)
Any governmental authority of competent jurisdiction shall have enacted, issued or enforced any final non-appealable Law, judgment, order or injunction that has the effect of prohibiting, enjoining or restraining the consummation of the transactions contemplated by this Agreement or otherwise making such transactions illegal.

(4)
With respect to either the Reorganization Case or the Akita Reorganization Case (i) an order of cancellation of commencement of the reorganization proceedings is issued, (ii) an order of disapproval of Both Companies’ Reorganization Plans is issued, or (iii) an order of abolition of the reorganization proceedings is issued.

(5)
Both Companies Reorganization Plan Proposals have been disapproved by the creditors and an order of approval of such plan proposal (as amended from time to time) has not been issued within three (3) months from such disapproval despite the Trustees’ having made efforts as much as possible to obtain such an order of approval.

2	The Sponsor may cancel this Agreement if:

(1)
The representation and warranty of the Trustees under Article 18.2(3) is untrue or inaccurate in any respect, except where the untruth or inaccuracy of the representation and warranty of the Trustees under Article 18.2(3) could not reasonably be expected to individually or in the aggregate result in a Both Reorganization Companies’ Material Adverse Change,

(2)	Both Companies’ Courts approvals are not obtained as contemplated by Article 35 by the fifth (5th) Business Day following the Execution Date,

(3)	Either the Reorganization Plan Proposal or the Akita Reorganization Plan Proposal has terms inconsistent with this Agreement or was not prepared in consultation with

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Sponsor,

(4)
Either the Reorganization Plan Proposal or the Akita Reorganization Plan Proposal has not been submitted to the Court or Akita Court by the Trustees by the deadline for submitting the reorganization plan proposals stipulated by the Court or the Akita Court,

(5)
An order of approval of either the Reorganization Plan Proposal or the Akita Reorganization Plan Proposal has not been issued by the Court or Akita Court within eighteen (18) weeks after each such plan proposal has been submitted to the Court or Akita Court as described in the preceding paragraph,

(6)
Either the Reorganization Case or the Akita Reorganization Case is converted into a non-DIP type reorganization proceeding where there is no longer any Trustee who is appointed from among the directors or employees of Both Reorganization Companies,

(7)
The Powerchip Share Purchase Agreement shall have terminated as between the Sponsor and Powerchip without the transactions contemplated thereby having been consummated [*], except where such termination is the result of the Sponsor having failed to make efforts as much as possible to a reasonable extent to cause the condition set forth in Article 20.2(11) to be satisfied.

(8) There shall have occurred any Both Reorganization Companies Material Adverse Change or Rexchip Material Adverse Change.

(9)
If (a) the Adjustment Amount shall be more than the adjustment amounts that were the basis used by the Trustees in the determination of the proposed distributions on claims provided for in the Both Reorganization Companies’ Reorganization Proposals or Plans; (b) [*]; or (c) Net Available Cash is less than negative 160 oku Yen, in each case, at a time when all other conditions to Closing, other than conditions which by their nature are only capable of being satisfied at Closing, have been satisfied.

3	The Trustees and the Sponsor may cancel this Agreement under Paragraph 1 or Paragraph 2 only before the Closing.

Chapter 10                        Other Provisions

Article 26                      Confidentiality Obligations

1
The terms of the Mutual Non-Disclosure Agreement, dated October 11, 2011, between Sponsor and the Reorganization Company (the “Confidentiality Agreement”), are hereby incorporated herein by reference and shall continue in full force and effect and survive the Closing, provided that during the Interim Period, the Trustees shall be bound by the terms and conditions of Confidentiality Agreement to the same extent as the Reorganization Company.  In addition, the following terms of this Article 26 shall apply with respect to the Confidential Information and shall be deemed to modify the Confidentiality Agreement to the extent inconsistent therewith.

2
Notwithstanding the preceding paragraph but subject to Paragraph 4 below, the Sponsor and the Trustees may disclose Confidential Information to trustee representatives, trustee assistants, directors, corporate auditors, and other officers and employees of the Sponsor and

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Both Reorganization Companies and their own advisors (including, without limitation, attorneys-at-law, certified public accountants, tax accountants, real estate appraisers, and financial advisors) who need to know Confidential Information to the extent necessary to perform this Agreement.

3	Notwithstanding Paragraph 1, to the extent necessary, and subject to ensuring reasonable protection of Confidential Information,

(1)
the Sponsor and the Trustees may disclose Confidential Information to (i) administrative agencies and public institutions that have the authority to give permissions and authorizations, etc. (which include competition authorities) in connection with the business of Both Reorganization Companies and (ii) other recipients that need to know Confidential Information for the purpose of operation of the business of Both Reorganization Companies,

(2)	the Sponsor may disclose Confidential Information to financial institutions which have provided or will provide any type of financing to the Sponsor and/or Both Reorganization Companies,

(3)
the Sponsor may disclose such Confidential Information that the Sponsor determines in good faith to be required by to comply with applicable U.S. and non-U.S. securities Laws (including obligations with respect to full disclosure), in connection with any Sponsor Financing, and

(4)	the Trustees may disclose Confidential Information to

(i)	Both Companies’ Courts and Both Companies’ Examiners and

(ii)
other recipients that need to know Confidential Information to carry out Both Companies’ Reorganization Proceedings, provided that the Trustees shall consult with the Sponsor prior to disclosure of any such Confidential Information and make efforts as much as possible to a reasonable extent to limit the scope of such information to the minimum required; provided further, that the Sponsor and the Trustees will consult with respect to other Confidential Information that may be disclosed to other recipients that need to know Confidential Information to carry out Both Companies’ Reorganization Proceedings without the Trustees being required to comply with Article 26.4 in respect of such information.

In addition, notwithstanding Paragraph 1, the Sponsor and the Trustees may disclose Confidential Information to the extent necessary if it is required to disclose such Confidential Information by Law or stock exchange rules, or a court or other such competent authority.

4	If either the Sponsor or the Trustees are to disclose Confidential Information to a third party under Paragraph 2, Paragraph 3(1)(ii) or Paragraph 3(4)(ii), the disclosing party

・	shall cause that third party (except for those that bear confidentiality obligations under Law) to bear substantively the same obligations as those borne by itself under this article and

・	will be fully liable for the performance of those obligations by that third party (including those that bear confidentiality obligations under Law).

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5
Notwithstanding Paragraph 1, any information whatsoever relating to the business of Both Reorganization Companies or any of their Related Companies (other than confidential information of third parties that is in the possession of Both Reorganization Companies or any of their Related Companies) is deemed to be Confidential Information of the Sponsor after the Closing.  Accordingly, the Sponsor and its affiliated companies may disclose such Confidential Information to a third party and may use such Confidential Information without restriction, and the Trustees shall be bound by the terms and conditions of the Confidentiality Agreement as modified hereby with respect to such Confidential Information (as well as any Confidential Information relating to the Sponsor and its business that is subject to the Confidentiality Agreement).

6
If this Agreement terminates prior to the Closing, the parties’ obligations with respect to Confidential Information shall survive until the third anniversary of the date of termination.  If the Closing occurs, the Trustees’ obligations under this Article 26 shall survive until the third anniversary of the Closing Date.  The Confidentiality Agreement will continue until the date such obligations terminate, except to the extent a non-breaching party is seeking to enforce any remedies thereunder for any breaches that occurred prior to the date the obligations terminate.  The Clean Team Confidentiality Agreement dated as of April 10, 2012 between the Sponsor and the Reorganization Company shall terminate on the later of the Closing Date or, if this Agreement terminates prior to the Closing, until the third anniversary of the date of termination.

Article 27                      Public Release

1
Except as otherwise provided in Article 26, the Sponsor and the Trustees shall not publicly release any Confidential Information without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed) except where it is necessary to do so for the purpose of carrying out Both Companies’ Reorganization Proceedings or it is required by Law, stock exchange rules or a court or other such competent authority.

2
Even if the prior written consent of the other party is not required under the preceding paragraph, the Sponsor and the Trustees shall consult with the other party in advance on the details and method of public press release to the extent practically possible.

Article 28                      Expenses

The Trustees (which include Both Reorganization Companies) and the Sponsor shall each bear their own respective expenses required for the Performance of this Agreement, except for where provided otherwise in this Agreement.  Any costs and expenses payable to the Escrow Agent in relation to the Escrow Agreement, including an acceptance fee of ¥[*] and other expenses, shall be equally borne by the Reorganization Company and the Sponsor.

Article 29                      Restriction on Assignment etc.

The Sponsor and the Trustees may not assign, transfer, or otherwise dispose of any rights or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

obligations whatsoever that they have under this Agreement or their status under this Agreement to anyone without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed); provided that the Sponsor may transfer any rights or obligations whatsoever under this Agreement or its status under this Agreement to any of its affiliated companies without the prior written consent of the Trustees if the Sponsor continues to owe the obligations hereunder after such transfer.

Article 30                      Change in Position of the Trustees

Notwithstanding the preceding Article, if one of the Trustees ceases being a trustee of Both Reorganization Companies (that party, the “Changed Party”; the other party constituting the Trustees, the “Non-Changed Party”) and

(1)	a trustee is not appointed in place of the Changed Party—the Non-Changed Party shall exercise rights and perform obligations as the Trustees by itself or

(2)	a trustee is appointed in place of the Changed Party—the person so appointed and the Non-Changed Party shall exercise rights and perform obligations as the Trustees.

The Sponsor may petition the Court at any time to replace the then serving Business Trustee, or to fill a vacancy in the case of resignation, disability or otherwise.

Article 31                      Governing Law

The Sponsor and the Trustees (which include Both Reorganization Companies) agree to Japanese Law being the governing Law of this Agreement.

Article 32                      Exclusive Jurisdiction

The Sponsor and the Trustees (which include Both Reorganization Companies) shall endeavor to resolve disputes relating to this Agreement through their consultation, and if a dispute cannot be resolved through such consultation, the dispute must be resolved in court, with the Tokyo District Court having exclusive jurisdiction as the court of first instance.

Article 33                      Language

1
This Agreement is executed in the Japanese language. Even if this Agreement is translated into another language other than the Japanese language, only the Japanese language version is the official version of this Agreement, the Japanese language version always prevails over any translation in any language other than the Japanese language, and the translation may not be used as the basis for any interpretation of this Agreement.

2
Unless otherwise provided herein, all documents executed in accordance or connection with this Agreement must be executed in the Japanese language, and the preceding paragraph applies mutatis mutandis with respect to the relationship between documents so executed and translations of them in any language other than the Japanese language.  For the avoidance of doubt, commercial contracts (including license and service agreements and the contracts to be entered into in connection with the implementation of the cost plus model as

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

contemplated in Attachment 7-2) between the Sponsor (or any of its affiliates) on the one hand, and Both Reorganization Companies, on the other hand, may be executed in any language agreed to by the parties thereto, and certain documents related to financing arrangements contemplated hereby may be executed in any language agreed to by the parties thereto; provided that it is understood that any such agreements which are expected to be provided to, or reviewed by, the Trustee, Both Companies’ Courts or Both Companies’ Examiners, will need to be translated into the Japanese language by the Both Reorganization Companies.

Article 34                      Amendment

No purported amendment to or modification of any provision whatsoever of this Agreement is valid except for where it has been executed in a writing affixed with the name and seal of, or signature of, the representative of the Sponsor and of the Trustees.

Article 35                      Condition Precedent

This Agreement will take effect only if the approvals of Both Companies’ Courts are obtained.

Article 36                      Matters for Consultation etc.

1	If a doubt arises concerning an interpretation of this Agreement or a matter that has not been provided for in this Agreement, the Sponsor and the Trustees shall consult sincerely in good faith.

2	The Sponsor and the Trustees shall make efforts as much as possible to a reasonable extent so as to cooperate in order to achieve the purpose of this Agreement provided for in Article 1.

3
If payment of the Financial Support through Both Companies’ Capital Increases and Reductions becomes extremely difficult in relation to Law or Both Companies’ Reorganization Proceedings, the Sponsor and the Trustees shall consult sincerely with respect to carrying out the intent of the Agreement, including the payment of the Financial Support through a method other than Capital Increases and Reductions.

Article 37                      Entire Agreement

This Agreement (including its Attachments and the Escrow Agreement, when executed by the parties thereto as contemplated hereby), the Interim Business Plan, the Letter Agreement with respect to the Sponsor Agreement between the Sponsor and the Trustees dated the date hereof, the Letter Agreement #2 with respect to the Sponsor Agreement between the Sponsor and the Trustees dated the date hereof, the Letter Agreement relating to Excluded Claims between the Sponsor and the Trustees dated the date hereof, and the Confidentiality Agreement, as modified by Article 26, constitute the entire agreement existing between the parties relating to the subject matter hereof and supersede and replace in their entirety all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The Sponsor and the Initial Trustees have executed this Agreement in 2 originals by affixing their names and seals, or signatures, to each original, and the Sponsor and the Initial Trustees have retained 1 executed original each.

Date:                             2012

Sponsor

Initial Trustees

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 1

Both Companies’ Specified Common Benefit Claims

1	The Specified Common Benefit Claims

1
Those common benefit claims that pertain to fees and expenses for the Trustees, the deputy trustees, the assistant trustees, and the attorneys-at-law, certified public accountants, real estate appraisers, and financial advisers, etc. (including Morrison Foerster, Anderson Mori Tomotsune, Davis, Polk & Wardwell, Lee & Li, Formosa Transnational, Oh-Ebashi and Nomura Securities), appointed by the Trustees as required to assist with the duties of the trustees in connection with the Reorganization Proceedings and have not been repaid prior to March 31, 2012, and, for the avoidance of doubt, will include such fees and expenses to the extent in connection with the Reorganization Proceedings (including, but not limited to, selection of a sponsor, preparation of this Agreement, preparation of any antitrust filings in connection with the transactions contemplated by the Sponsor Agreement (limited to 50% of such fees and expenses), and foreign recognition proceedings of the Reorganization Proceedings) and will not include such fees or expenses to the extent such fees or expenses would have been incurred even if no Reorganization Proceedings had commenced, been filed or been prepared for (such as fees and expenses incurred pursuant to Article 10.14 and Article 10.16 hereof, fees and expenses incurred in connection with the preparation of the securities report required under the Financial Instrument and Exchange Law of Japan, fees and expenses in connection with patent infringement litigation (to the extent such litigation fees and expenses are not related to matters in respect of the Reorganization Proceedings), and fees and expenses in connection with assistance in funding working capital and capital expenditure).  With respect to fees and expenses for the Trustees, the deputy trustees, assistant trustees, and the attorneys-at-law, certified public accountants, real estate appraisers, and financial advisers, etc. appointed by the Trustees as required to assist with the duties of the trustees which fees and expenses are not able to be clearly characterized as common benefit claims of Specified Common Benefit Claims, the Sponsor and the Trustees shall consult on such matters in good faith and make efforts as much as possible to a reasonable extent to agree on a reasonable characterization of such fees and expenses.

2	Those common benefit claims that pertain to advance deposit (yonou-kin) in the Reorganization Proceedings and have not been repaid prior to March 31, 2012.

3	Any amounts paid or payable in respect of the Reorganization Company’s [*].

4	Any amounts paid or payable by the Reorganization Company in respect of the proposed settlement to be entered into between the Reorganization Company and [*].

2	The Akita Specified Common Benefit Claims

1
Those common benefit claims that pertain to fees and expenses for the Trustees, the deputy trustees, assistant trustees, and the attorneys-at-law, certified public accountants, real estate appraisers, and financial advisers, etc. (including Morrison Foerster, Anderson Mori Tomotsune, Davis, Polk & Wardwell, Lee & Li, Formosa

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Transnational, Oh-Ebashi and Nomura Securities), appointed by the Trustees as required to assist with the duties of the trustees in connection the Akita Reorganization Proceedings and have not been repaid prior to March 31, 2012, and, for the avoidance of doubt, will include such fees and expenses to the extent in connection with the Akita Reorganization Proceedings (including selection of a sponsor, preparation of this Agreement, preparation of antitrust filings in connection with the transactions contemplated by the Sponsor Agreement (limited to 50% of such fees and expenses), and foreign recognition proceedings of the Akita Reorganization Proceedings) and will not include such fees or expenses to the extent such fees or expenses would have been incurred even if no Akita Reorganization Proceedings had commenced, been filed or been prepared for (such as fees and expenses incurred pursuant to Article 10.14 and Article 10.16 hereof, fees and expenses incurred in connection with the preparation of the securities report required under the Financial Instrument and Exchange Law of Japan, fees and expenses in connection with patent infringement litigation (to the extent such litigation fees and expenses are not related to matters in respect of the Akita Reorganization Proceedings), and fees and expenses in connection with assistance in funding working capital and capital expenditure). With respect to fees and expenses for the Trustees, the deputy trustees, assistant trustees, and the attorneys-at-law, certified public accountants, real estate appraisers, and financial advisers, etc. appointed by the Trustees as required to assist with the duties of the trustees which fees and expenses are not able to be clearly characterized as common benefit claims of Akita Specified Common Benefit Claims, the Sponsor and the Trustees shall consult on such matters in good faith and make efforts as much as possible to a reasonable extent to agree on a reasonable characterization of such fees and expenses.

2	Those common benefit claims that pertain to advance deposit (yonou-kin) in the Akita Reorganization Proceedings and have not been repaid prior to March 31, 2012.

(End of Attachment 1)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 20.1(3)
Regulatory Approvals

- Antitrust, competition or merger control or regulatory consents in the following jurisdictions:

1.           People’s Republic of China

2.           Japan

3.           Republic of Korea

4.           Republic of China (Taiwan)

5.           Czech Republic

6.           United States of America

[- Filing under the Foreign Exchange and Foreign Trade Act of Japan]

(End of Attachment 20.1(3))

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Attachment 20.2

Available Cash

Overview:

The following process will be used for purposes of determining the amount of Net Available Cash as of the Available Cash Determination Date.  The “Available Cash Determination Date” shall be determined based on an estimated Closing Date as agreed by the Trustee and Sponsor, and shall be the Reorganization Company fiscal month end falling at least 30 Business Days prior to such estimated Closing Date.

Capitalized terms used in this Attachment and not otherwise defined herein have the meaning given them in the Sponsor Agreement, unless the context otherwise requires.

All monetary amounts referenced herein (1) are to be determined in accordance with Japanese statutory accounting practice and in accordance with Both Reorganization Companies internal accounting practices as consistently applied, and shall be net of any applicable reserves and similar items, (2) will include all intercompany items with Rexchip (e.g., accounts payables, accounts receivable, etc.), (3) will exclude all payables that are reorganization claims, etc. held against Both Reorganization Companies , (4) will exclude the effect of “lower of cost or market” writedowns in measuring inventory and cost of goods sold, and (5) will exclude cash and cash equivalents of ECM, whether or not “restricted cash”.

Process:

Within ten (10) Business Days after the Available Cash Determination Date, the Trustees shall deliver to the Sponsor (with a copy to the Independent Expert) a certificate setting forth the Trustees’ calculation of Net Available Cash as of the Available Cash Determination Date (“Preliminary Net Available Cash”), Both Reorganization Companies’ (excluding Rexchip) actual consolidated sales revenues and consolidated cost of goods sold, for the immediately preceding quarter, together with the Target A/R Days, Target Inventory Days and Target A/P Days used to determine Preliminary Net Available Cash (such certificate, the “Closing Net Available Cash Certificate”).

No later than five (5) Business Days following the Available Cash Determination Date, the Sponsor may, at its election, deliver a notice to the Trustees if the Sponsor’s calculation of Net Available Cash differs from Preliminary Net Available Cash, and setting forth the Sponsor’s calculations of Net Available Cash as of the Available Cash Determination Date and of Both Reorganization Companies’ aggregate sales revenues and aggregate cost of goods sold, for the immediately preceding quarter (such notice, an “Objection Notice”).

Upon receipt of an Objection Notice, the Trustees shall negotiate in good faith with the Sponsor for a period of five (5) Business Days to seek agreement on the amount of Net Available Cash.  If the Trustees and the Sponsor are unable to agree on the amount of Net Available Cash during such five (5) Business Day period, then either the Trustees or the Sponsor may refer the dispute to the Independent Expert (as defined below) (such referral, a “Dispute Resolution Request”).

No later than ten (10) Business Days prior to the Available Cash Determination Date, the Sponsor and the Trustees will engage an internationally recognized accounting firm to serve as an independent expert (the “Independent Expert”) to resolve any disputes with respect to the determination of Net Available Cash.  The Independent Expert will be required to deliver its

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

determination of the amount of Net Available Cash no later than seven (7) Business Days following receipt by it of a Dispute Resolution Request from either the Trustees or the Sponsor.  The Independent Expert’s determination of Net Available Cash, which shall not be greater than the amount set forth in the Closing Net Available Cash Certificate nor less than the amount set forth in the Sponsor’s Objection Notice, will be final and binding on the Sponsor and the Trustees.  The amount of Net Available Cash as determined by the Independent Expert or otherwise agreed to by the Trustees and the Sponsor shall be the “Final Net Available Cash” and shall be used to calculate the Net Available Cash Shortfall (such amount, the “Final Net Available Cash Shortfall”.

Defined terms related to the definition of “Net Available Cash”:

“Net Available Cash” means, as of the Available Cash Determination Date, the sum of (i) Available Cash minus (ii) the unpaid balance of the loan and other payment obligations owed by Both Reorganization Companies under the DIP Credit Line or any Third Party DIP Financing on such date plus (iii) the Available Catch-Up Borrowing Amount on such date.

“Available Cash” means, as of the Available Cash Determination Date, Both Reorganization Companies’ (excluding Rexchip) consolidated cash and cash equivalents balance as of such date, excluding restricted cash (“Actual Cash”) less the Cash Adjustment Amount, if negative, or plus the Cash Adjustment Amount, if positive (as applicable).

“Cash Adjustment Amount” means the sum (positive or negative) of (x) the A/R Adjustment Amount, if any, plus (y) the Inventory Adjustment Amount, if any, plus (z)(1) the Positive A/P Adjustment Amount, if any, or minus (2) the Negative A/P Adjustment Amount, if any.

For purposes of determining “Available Cash”:

“A/R Adjustment Amount” means the amount by which actual consolidated accounts receivable of Both Reorganization Companies (excluding Rexchip) as of the Available Cash Determination Date differs (plus or minus) from the A/R Target.

“A/R Target” means the quotient of (A) the product of (x) Target A/R Days for the last completed quarter immediately preceding the Available Cash Determination Date times (y) actual consolidated sales revenue for Both Reorganization Companies (excluding Rexchip) for the last completed quarter immediately preceding the Available Cash Determination Date, divided by (B) 90.

“Target A/R Days” for any quarter means the Target A/R Days for such quarter as set forth in Table 1 below.

“Inventory Adjustment Amount” means the amount by which actual consolidated inventory of Both Reorganization Companies (excluding Rexchip) as of the Available Cash Determination Date differs (plus or minus) from the Inventory Target.

“Inventory Target” means the quotient of (A) the product of (x) Target Inventory Days for the last completed quarter immediately preceding the Available Cash Determination Date times (y) actual consolidated cost of goods sold for Both Reorganization Companies (excluding Rexchip) for the last completed quarter immediately preceding the Available Cash Determination Date, divided by (B) 90.

“Target Inventory Days” for any quarter means the Target Inventory Days for such quarter as set forth in Table 1 below.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

“Positive A/P Adjustment Amount” means the amount by which actual consolidated accounts payable of Both Reorganization Companies (excluding Rexchip) as of the Available Cash Determination Date is less than the A/P Target.

“Negative A/P Adjustment Amount” means the amount by which actual consolidated accounts payable of Both Reorganization Companies (excluding Rexchip) as of the Available Cash Determination Date exceeds the A/P Target.

“A/P Target” means the quotient of (A) the product of (x) Target A/P Days for the last completed quarter immediately preceding the Available Cash Determination Date times (y) actual consolidated aggregate cost of goods sold for Both Reorganization Companies (excluding Rexchip) for the last completed quarter immediately preceding the Available Cash Determination Date, divided by (B) 90.

“Target A/P Days” for any quarter means the Target A/P Days for such quarter as set forth in Table 1 below.

Table 1:

	Q3-12	Q4-12	Q1-13	Q2-13	Q3-13	Q4-13	Q1-14	Q2-14
Target A/R Days	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Target Inventory Days	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
Target A/P Days	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

“Available Catch-Up Borrowing Amount” means, as of the Available Determination Date, the lesser of (i) the amount of the available Catch-up Borrowing on the Available Cash Determination Date and (ii) (x) prior to 30 June 2013, 400 oku yen, and (y) on and after 30 June 2013, 400 oku yen plus 20 oku Yen for each full month that, as of the Available Cash Determination Date, has elapsed, up to a maximum of an additional 240 oku Yen.

”Net Available Cash Shortfall” means (i) if Net Available Cash is positive, zero; or (ii) if Net Available Cash is negative, the lesser of (a) 160 oku yen and (b) the absolute value of Net Available Cash.

“Available Cash Determination Date” means the date determined by Trustee and Sponsors as follows: a Reorganization Company fiscal month end falling at least 30 Business Days prior to the estimated Closing Date.

(End of Attachment 20.2)

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THE FOLLOWING ATTACHMENTS TO THE SPONSOR AGREEMENT HAVE BEEN OMITTED IN ACCORDANCE WITH ITEM 601(B)(2) OF REGULATION S-K.

•	Attachment 3 – Excluded Prepaid Claims

•	Attachment 6.1 – DIP Financing Term Sheet

•	Attachment 6.2 – Capital Expenditure Facility Term Sheet

•	Attachment 7-1 – Description of Cost-Plus Model

•	Attachment 7-2 -- Implementation Actions to Convert Both Reorganization Companies to Cost-Plus Model

•	Attachment 17.8A – Post-Closing Actions by Business Trustee

•	Attachment 17.8B -- Amended and Restated Section 7 of the Order of Commencement in respect of the Reorganization Company